Filed Pursuant to Rule 424(b)(2)
Registration No. 333-283950
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated January 14, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 20, 2024)
$
NUVEEN CHURCHILL DIRECT LENDING CORP.
% Notes due

We are offering $              in aggregate principal amount of      % notes due               , which we refer to as the Notes. The Notes will mature on                ,               . We will pay interest on the Notes on                and                of each year, beginning on              , 2025. We may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption “Description of Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be our direct, general unsecured obligations and rank pari passu, or equal, with all existing and future unsecured unsubordinated indebtedness issued by us, but will rank senior to our future indebtedness that is expressly subordinated in right of payment to the Notes.
Nuveen Churchill Direct Lending Corp. (together with its consolidated subsidiaries, the “Company”) was originally formed as a Delaware limited liability company in March 2018 and converted into a Maryland corporation in June 2019. The Company is an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is managed by its investment adviser, Churchill DLC Advisor LLC, and its investment sub-adviser, Churchill Asset Management LLC. The Company has elected, and intends to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, the Company is required to comply with certain regulatory requirements.
Our investment objective is to generate attractive risk-adjusted returns through current income by primarily investing in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”). We focus on investments in U.S. middle market companies with $10 million to $100 million of annual EBITDA. There are no assurances that we will achieve our investment objective.
Investing in the Notes involves risks, including the risk of leverage, that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and page 9 of the accompanying prospectus and the matters discussed in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes. You should carefully read this prospectus supplement, the accompanying prospectus, and any information incorporated by reference into each, before investing in the Notes and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 375 Park Avenue, 9th floor, New York, NY 10152, calling us at (212) 478-9200 or visiting our corporate website located at www.ncdl.com. The SEC also maintains a website at www.sec.gov that contains this information. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

Per Note	Total
Public offering price (1)%	$
Underwriting discount (sales load)%	$
Proceeds to us, before expenses (2)%	$
__________________
(1)The public offering price set forth above does not include accrued interest, if any. Interest on the Notes must be paid by the purchaser if the Notes are delivered after                 , 2025.
(2)Before deducting expenses payable by us related to this offering, estimated at $                 million.
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the Notes in book-entry form only through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., will be made on or about                  , 2025.
Joint Book-Running Managers

BofA Securities	SMBC Nikko	Wells Fargo Securities
The date of this prospectus supplement is                  , 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed with the SEC prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined.
In this prospectus supplement, except where the context suggests otherwise:
•the terms “we,” “us,” “our,” and “Company,” refer to Nuveen Churchill Direct Lending Corp. (f/k/a Nuveen Churchill BDC Inc.) (and, if required by context, (i) prior to December 31, 2019 to Churchill Middle Market CLO V Ltd. (the “Predecessor Entity”), and (ii) following December 31, 2019 on a consolidated basis with the Predecessor Entity);
•the term “the Adviser” refers to Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC), which serves as our investment adviser, pursuant to the Amended and Restated Investment Advisory Agreement, dated January 29, 2024 (the “Advisory Agreement”);
•the term “Churchill” or “Sub-Adviser” refers to Churchill Asset Management LLC, which serves as our investment sub-adviser as delegated by the Adviser pursuant to the Sub-Advisory Agreement between the Adviser and Churchill (initially dated December 31, 2019 and amended and restated on December 11, 2020, October 7, 2021 and March 8, 2022, the “CAM Sub-Advisory Agreement”);
•the term “Nuveen Asset Management” refers to Nuveen Asset Management, LLC, which, acting through its leveraged finance division, may manage certain of our liquid investments pursuant to the Sub-Advisory Agreement, dated January 29, 2024, by and among the Adviser, Churchill and Nuveen Asset Management (the “NAM Sub-Advisory Agreement” and, together with the Advisory Agreement and the CAM Sub-Advisory Agreement, the “Advisory Agreements”);
•the term “Advisers” collectively refers to the Adviser, Churchill and Nuveen Asset Management; and
•the term “Administrator” refers to Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC), which serves as our administrator, pursuant to the Administration Agreement, dated December 31, 2019 (the “Administration Agreement”).
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The Company has not, and the underwriters have not, authorized any other person to provide you with different information or to make any representations not contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the Notes offered hereby. The Company’s business, financial condition, results of operations, cash flows and prospects may have changed since such dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Nuveen Churchill Direct Lending Corp. (together, with its consolidated subsidiaries, the “Company,” “we,” “us,” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•an economic downturn and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us;
•the impact of interest rate volatility on our business and our portfolio companies;
•the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;
•the level of inflation and its impact on our portfolio companies and on the industries in which we invest;
•the impact of geopolitical conditions, including the conflict between Ukraine and Russia and in the Middle East and their impact on financial market volatility, global economic markets, and various sectors, industries and markets for commodities globally, such as oil and natural gas;
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Advisers, and/or their respective affiliates;
•the ability of our portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Advisers to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;

•our ability to qualify and maintain our qualifications as a RIC and operate as a BDC; and
•the impact of future legislation and regulation on our business and our portfolio companies.
These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement, as well as any cautionary language included or incorporated by reference in this prospectus supplement and the accompanying prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this prospectus supplement or the accompanying prospectus could have a material adverse effect on our business, results of operations and financial position. These forward-looking statements apply only as of the date of this prospectus supplement or the accompanying prospectus, and we assume no obligation to update any such forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future will file with the SEC including registration statements on Form N-2, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Because we are an investment company, the forward-looking statements and projections contained in this prospectus supplement are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE COMPANY
This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read this entire document and the other information incorporated by reference into this document and the other documents to which we refer herein before investing.
Overview
We are a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. We are externally managed by our Adviser, Churchill DLC Advisor LLC, and through our Sub-Advisers, Churchill Asset Management LLC and Nuveen Asset Management. Our Adviser and our Sub-Advisers are affiliates and subsidiaries of Nuveen, the investment management division of TIAA and one of the largest asset managers globally. We invest in directly originated senior secured loans that typically pay floating interest rates and are senior in the capital structure to junior debt and equity, as we believe these loans offer us more attractive risk-adjusted returns and stronger protections than investments in the traditional public debt capital markets. We seek to partner with high quality, private equity-owned middle market companies that have strong management teams executing on long-term growth strategies. Additionally, the private equity sponsors that own the businesses we lend to typically have the ability and strong incentive to support their portfolio companies by providing additional capital and managerial and operational assistance. We believe this support could potentially enhance the performance of our portfolio companies and provide additional protections for our investments.
We were formed as a Delaware limited liability company in March 2018 and we converted into a Maryland corporation in June 2019. We are a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code.
On January 29, 2024, we closed our initial public offering (“IPO”), issuing 5.5 million shares of common stock at a public offering price of $18.05 per share. We received cash proceeds of approximately $99.3 million. Our common stock began trading on the NYSE under the symbol “NCDL” on January 25, 2024.
Our investment objective is to generate attractive risk-adjusted returns through current income by investing primarily in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of EBITDA. We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of EBITDA, which we consider the core middle market. We focus on senior loans, and will also opportunistically invest in junior capital investments.
Each of the Adviser, Churchill and Nuveen Asset Management is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are controlled by Nuveen. Nuveen is the investment management arm of TIAA, a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Churchill DLC Advisor LLC serves as our investment adviser pursuant to the Advisory Agreement. The Adviser is responsible for the overall management of our activities pursuant to the Advisory Agreement.
The Adviser has delegated substantially all of its daily portfolio management obligations as set forth in the Advisory Agreement to Churchill pursuant to the CAM Sub-Advisory Agreement, which was approved by our board of directors (the “Board”), including a majority of directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of us, the Advisers, or of any of their respective affiliates (the “independent directors”). The Adviser has general oversight over the investment process on our behalf and manages our capital structure, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for our performance under the terms of the Advisory Agreement.
Churchill provides investment advisory and management services to us. Under the terms of the CAM Sub-Advisory Agreement, Churchill: (i) identifies, evaluates and negotiates the structure of investments (including performing due diligence on prospective portfolio companies); (ii) closes and monitors investments; and (iii) determines the securities and other assets to be purchased, retained or sold.
The Adviser and Churchill have engaged Nuveen Asset Management, acting through its leveraged finance division, to manage certain of our liquid investments. Subject to the pace and amount of investment activity in our middle market investment program, a portion of our portfolio may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The percentage of our portfolio allocated to the liquid investment strategy managed by Nuveen Asset Management will be at the discretion of Churchill.

Investment Portfolio
We target an investment portfolio comprised of at least 80% and up to 100% in first-lien senior secured debt and unitranche loans. To a lesser extent, we have and may continue to opportunistically invest in second-lien loans, subordinated debt, equity co-investments and similar equity-related securities. We are highly focused on constructing a diverse investment portfolio with broad diversification by company, industry sectors, and position size, targeting an average investment size of 1 to 2% per company. While we will seek to achieve the targets described above, the composition of our investment portfolio may vary from time to time due to various factors, such as market conditions and the availability of attractive investment opportunities.
In addition, we generally do not hold any funded or unfunded revolving loan commitments in respect of our portfolio companies, and substantially all of our investments in senior loans are comprised of funded term loans or delayed-draw term loan commitments. Therefore, we believe our portfolio is less likely to experience sudden changes to diversification or liquidity needs stemming from the utilization of revolving loan commitments.

Use of Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. We may borrow money from time to time if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 150%. This means that we generally can borrow up to $2 for every $1 of investor equity.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.
Corporate Information
Our principal executive offices are located at 375 Park Avenue, 9th Floor, New York, NY 10152 and our telephone number is (212) 478-9200. Our corporate website is located at www.ncdl.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines certain legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes under the heading “Description of Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes, as amended from time to time, the “indenture.”

Issuer	Nuveen Churchill Direct Lending Corp.

Title of the Securities	% Notes due

Aggregate Principal Amount Being Offered	$

Initial Public Offering Price	% of the aggregate principal amount of Notes

Interest Rate	%

Yield to Maturity	%

Trade Date	, 2025

Issue Date	, 2025

Maturity Date	,

Interest Payment Dates	and , commencing , 2025.

Ranking of Notes
The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, or junior, rank effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of September 30, 2024, our total consolidated indebtedness, at par, was approximately $1,102 million, all of which was secured (of which $989 million was indebtedness of our subsidiaries) and none of which was unsecured. See “Capitalization.”

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption
Prior to             ,             (             month(s) prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points less (b) interest accrued to the date of redemption, or (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Offer to Purchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined herein) occurs prior to maturity, unless we have exercised our right to redeem the Notes in full, holders of the Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance	The Notes are subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Satisfaction and Discharge; Defeasance,” we can legally release ourselves from all payment and other obligations on the Notes.

Covenant Defeasance	The Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Satisfaction and Discharge; Defeasance,” we will be released from some of the restrictive covenants in the indenture.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent and Registrar	U.S. Bank Trust Company, National Association.

Events of Default	If an event of default (as described under “Description of Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:

•We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles (“GAAP”).

No Established Trading Market
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting.” Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Global Clearance and Settlement Procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Our business is subject to numerous risks, as described in the section titled “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before deciding whether to invest in the Notes, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the section titled “Risk Factors” in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. The Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Notes or financial matters in general. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value, the trading price of our common shares and the value of our other securities could decline, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to This Offering
The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have incurred or may incur in the future.
The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have incurred and may incur in the future (or any indebtedness that is initially unsecured that we later secure) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of September 30, 2024, we had $113 million aggregate principal amount of outstanding indebtedness under our senior secured revolving credit facility with Sumitomo Mitsui Banking Corporation (the “Revolving Credit Facility”). The indebtedness under the Revolving Credit Facility is effectively senior to the Notes to the extent of the value of such assets.
The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of September 30, 2024, approximately $989 million of the indebtedness, at par value, required to be consolidated on our balance sheet was held through subsidiary financing vehicles and term debt securitizations and secured by certain assets of certain of our subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. As of September 30, 2024 we had $123 million aggregate principal amount of outstanding indebtedness under our secured special purpose vehicle asset credit facility with Sumitomo Mitsui Banking Corporation (the “SMBC Financing Facility”); $95 million aggregate principal amount of outstanding indebtedness under our secured special purpose vehicle asset credit facility with Wells Fargo Bank, N.A. (the “Wells Fargo Financing Facility”); $342 million aggregate principal amount of outstanding indebtedness under our 2022 term debt securitization (the “2022 Debt Securitization”); $215 million aggregate principal amount of outstanding indebtedness under our 2023 term debt securitization (the “2023 Debt Securitization”); and $215 million aggregate principal amount of outstanding indebtedness under our 2024 term debt securitization (the “2024 Debt

Securitization” and together with the SMBC Financing Facility, the Wells Fargo Financing Facility, the 2022 Debt Securitization and the 2023 Debt Securitization, the “Other Financing Facilities”). Consequently, the Notes are structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by any of our subsidiaries, financing vehicles or similar facilities and any subsidiaries, financing vehicles or similar facilities that we may in the future acquire or establish, including each of the Other Financing Facilities. Our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.
 Our amount of debt outstanding may increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
As of September 30, 2024, our total consolidated indebtedness (including the Other Financing Facilities), at par, was approximately $1,102 million, all of which was secured (of which $989 million was indebtedness of our subsidiaries) and none of which was unsecured. See “Capitalization.”
The use of debt could have significant consequences on our future operations, including:
•making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding indebtedness;
• resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in substantially all of our debt becoming immediately due and payable;
• reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
• subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates; and
• limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
Our ability to meet our payment and other obligations under our debt agreements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Revolving Credit Facility or the Other Financing Facilities, or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before it matures. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements, including our payment obligations under the Notes.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. The Notes are rated by Moody’s Investor Service, or Moody’s, and Fitch Ratings, or Fitch. There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by Moody’s or Fitch if in any of their respective judgments future circumstances relating to the basis of the credit rating, such as adverse changes in our company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.
An increase in market interest rates could result in a decrease in the market value of the Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.
The indenture governing the Notes will contain limited protection for holders of the Notes.
The indenture governing the Notes will offer limited protection to holders of the Notes. The terms of the indenture and the Notes will not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Notes and (4) indebtedness or obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC;
•pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
•sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•enter into transactions with affiliates;
• make investments; or
• create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
Furthermore, the terms of the indenture and the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes being redeemed.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness, including a default under the Revolving Credit Facility or the Other Financing Facilities, or under other indebtedness to which we may be a party, that is not waived by the required lenders or holders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.
If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Revolving Credit Facility or the Other Financing Facilities or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may, in the future, need to seek to obtain waivers from the required lenders or holders under the agreements governing our indebtedness, or other indebtedness that we may incur in the future, to avoid being in default. If we breach our covenants under the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.
If we are unable to repay debt, lenders having secured obligations, including the lenders under the Revolving Credit Facility or the Other Financing Facilities, could proceed against the collateral securing the debt. Because our Revolving Credit Facility has, the indenture will have, and any future debt will likely have, customary cross-default provisions, if the indebtedness thereunder, hereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. See “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture that will govern the Notes, as supplemented, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of the Revolving Credit Facility and certain of the Other Financing Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the credit facility at that time and to terminate the credit facility.
Any failure to comply with these provisions would constitute an event of default under each of the other agreements governing our indebtedness, including the indenture. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Description of Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.”
We cannot assure that an active trading market will be maintained for the Notes.
The Notes are a new issue of debt securities and there currently is no trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have advised us that they currently intend to make a market in the Notes but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, we cannot assure you that a liquid trading market will be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market is not maintained, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of $      million aggregate principal amount of Notes in this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to repay the outstanding indebtedness under the Wells Fargo Financing Facility in full, to repay a portion of the outstanding indebtedness under the Revolving Credit Facility, and for general purposes, which may include, among other things, investing in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus.

($ in thousands)	Revolving Credit Facility	Wells Fargo Financing Facility
Amount outstanding(1)	$110,835	$94,185
Interest rate per annum(2)	one-month SOFR plus 2.00%	SOFR, reset daily, plus 2.20%
Maturity date(2)	October 4, 2029	March 31, 2027
__________________
(1)Amount outstanding is net of deferred financing costs as of September 30, 2024.
(2)The interest rate per annum and the maturity date reflect the current terms of each facility as of the date of this prospectus supplement.

Affiliates of certain of the underwriters are lenders under each of the Revolving Credit Facility and the Wells Fargo Financing Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility and the Wells Fargo Financing Facility.

CAPITALIZATION
The following table sets forth our consolidated capitalization at September 30, 2024. You should read this table together with “Use of Proceeds” described in this prospectus supplement and our most recent balance sheet included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 incorporated by reference in this prospectus supplement.

As of September 30, 2024
(Amounts in thousands, except share and per share amounts)	(Unaudited)
Cash and cash equivalents	$69,304
Borrowings (1)
Wells Fargo Financing Facility	95,000
SMBC Financing Facility	122,500
Revolving Credit Facility	112,750
2022 Debt Securitization	342,000
2023 Debt Securitization	214,714
2024 Debt Securitization	215,000
Total borrowings	$1,101,964
Net Assets
Common shares, $0.01 par value, 500,000,000 shares authorized, 54,571,650 shares issued and outstanding	$546
Paid-in-capital in excess of par value	1,017,248
Total distributable earnings (loss)	(27,185)
Total net assets	$990,609
Total liabilities and net assets	$2,092,573
__________________
(1)The above table reflects the principal amount of indebtedness outstanding as of September 30, 2024. As of January 13, 2025, the principal amount of indebtedness outstanding was approximately $1,100,429. The net proceeds will be used to repay amounts outstanding under the Wells Fargo Financing Facility and the Revolving Credit Facility. See “Use of Proceeds.”

DESCRIPTION OF NOTES
The following is a description of particular terms of the Notes.
We will issue the Notes under the base indenture between us and U.S. Bank Trust Company, National Association, as trustee, as supplemented by the first supplemental indenture between us and the trustee, each to be dated as of the settlement date for the Notes. As used in this section, all references to the indenture mean the base indenture as supplemented by the first supplemental indenture. The terms of the Notes will include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to Nuveen Churchill Direct Lending Corp., 375 Park Avenue, 9th Floor, New York, NY 10152 or by calling us at (212) 478-9200. In addition, the SEC maintains a website at www.sec.gov that contains information we file with the SEC, including the indenture.
For purposes of this description, references to “we,” “our” and “us” refer only to Nuveen Churchill Direct Lending Corp. and not to any of its current or future subsidiaries and references to “subsidiaries” refer to our consolidated subsidiaries and exclude any investments held by Nuveen Churchill Direct Lending Corp. in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Nuveen Churchill Direct Lending Corp. and its subsidiaries. Such references also include entities that engage in investment activities in securities or other assets that are primarily controlled by the Company. The Company complies with the provisions of the 1940 Act governing investment policies, capital structure, and leverage on an aggregate basis with its subsidiaries, and it treats subsidiary debt as its own. The principal investment strategies of the subsidiaries are substantially similar to those of the Company. The Company and its subsidiaries comply with provisions of the 1940 Act relating to affiliated transactions and custody.
General
The Notes:
•will be our general unsecured, senior obligations;
•will initially be issued in an aggregate principal amount of $              ;
•will mature on            ,                , unless earlier redeemed or repurchased, as discussed below;
•will bear cash interest from             , 2025, at an annual rate of     % payable semi-annually in arrears on                   and                   of each year, beginning on                 , 2025;
•will be subject to redemption at our option as described in this prospectus supplement under the caption “— Optional Redemption;”
•will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under the caption “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;
•will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and
•will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance” in this prospectus supplement.

The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Covenants — Merger, Consolidation or Sale of Assets” in this prospectus supplement, the indenture will not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address will appear in the security register.
A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The registered holder of a Note will be treated as its owner for all purposes.
Interest
The Notes will bear cash interest at a rate of     % per year until maturity. Interest on the Notes will accrue from            , 2025. Interest on the Notes will be payable semi-annually in arrears on              and                 of each year, beginning on             , 2025.
Interest on the Notes will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on                or                , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

Ranking
The Notes will be our general unsecured obligations that rank:
•senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;
•pari passu, or equal, in right of payment with all of our existing and future liabilities that are not so subordinated, or junior;
•effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness;
• structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
As of September 30, 2024, our total consolidated indebtedness, at par, was approximately $1,102 million, all of which was secured (of which $989 million was indebtedness of our subsidiaries) and none of which was unsecured. See “Capitalization.”
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
Optional Redemption
Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points less (b) interest accrued to the date of redemption, or
•100% of the principal amount of the Notes to be redeemed,
plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes.
Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes.
If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes to be redeemed not less than 10 days nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Par Call Date” means    ,     (           month(s) prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness, which are incorporated by reference into this prospectus supplement. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of

Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Nuveen Churchill Direct Lending Corp. and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Nuveen Churchill Direct Lending Corp. or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Nuveen Churchill Direct Lending Corp., measured by voting power rather than number of shares; or
(3)the approval by Nuveen Churchill Direct Lending Corp.’s shareholders of any plan or proposal relating to the liquidation or dissolution of Nuveen Churchill Direct Lending Corp.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of Nuveen Churchill Direct Lending Corp., 50% or more of the outstanding equity interests of which are owned by Nuveen Churchill Direct Lending Corp. and its direct or indirect subsidiaries and of which Nuveen Churchill Direct Lending Corp. possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch Ratings, Inc., or any successor thereto.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Moody’s” means Moody’s Investors Service or any successor thereto.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.
“Rating Agency” means:
(1)each of Fitch and Moody’s; and

(2)if either of Fitch or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch or Moody’s, as the case may be.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the base indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern:
Merger, Consolidation or Sale of Assets
The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Nuveen Churchill Direct Lending Corp. or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:
•we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;
•the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;
•immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and
•we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.
For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants
•We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.
•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.
Events of Default
Each of the following will be an event of default for the Notes:
(1)default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;
(2)default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;
(3)default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(4)default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Nuveen Churchill Direct Lending Corp. for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(5)pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or
(6)certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.
If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
i.such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;
ii.the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of such event of default;
iii.such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;
iv.the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
v.no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.
The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.
The holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.
Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee must transmit notice of such default known to the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Meetings of Noteholders
The indenture will contain provisions relating to meetings of holders of the Notes, voting rights, conduct and adjournment of meetings, quorums, and actions that can be taken at such meetings.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Defeasance
In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:
•deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants to make interest, principal and any other payments on the Notes on their various due dates;

•deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the Notes any differently than if such covenant defeasance had not occurred; and
•deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplished covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•We must deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants to make interest, principal and any other payments on the Notes on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal income tax law or the Internal Revenue Service has published a ruling that in either case allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds that were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.
•We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Trustee
U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. U.S. Bank Trust Company, National Association’s address is West Side Flats St. Paul, 60 Livingston Ave., Saint Paul, Minnesota 55107. We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law
The indenture will provide that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form (the “Global Note”). Upon issuance, the Global Note will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, Euroclear or Clearstream or DTC, Euroclear or Clearstream participants or persons who hold interests through DTC, Euroclear or Clearstream participants. We expect that under procedures established by DTC:
•upon deposit of a Global Note with DTC, Euroclear or Clearstream’s custodian, DTC, Euroclear or Clearstream will credit portions of the principal amount of the Global Note to the accounts of the DTC, Euroclear or Clearstream participants designated by the underwriters; and
•ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC, Euroclear or Clearstream participants) and the records of DTC, Euroclear or Clearstream participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.
So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the indenture.
So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have Notes represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated Notes; and
•will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.
Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.
Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:
•DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary deals only with Notes held as capital assets (within the meaning of Section 1221 of the Code) by persons who purchase the Notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the Notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).
As used herein, a “U.S. holder” means a beneficial owner of the Notes that is, for United States federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
As used herein, a “non-U.S. holder” means a beneficial owner of the Notes (other than an entity or arrangement classified as a partnership for United States federal income tax purposes) that is not a U.S. holder.
If any entity or arrangement classified as a partnership for United States federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the Notes, you should consult your own tax advisors.
This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:
•a dealer or broker in securities or currencies;
•a financial institution;
•a regulated investment company;
•a real estate investment trust;
•a tax-exempt entity;
•an insurance company;
•a person holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•a trader in securities that has elected the mark-to-market method of accounting for your securities;
•a person liable for alternative minimum tax;
•a partnership or other pass-through entity (or an investor in such an entity);
•a U.S. holder that holds Notes through a non-U.S. broker or other non-U.S. intermediary;

•a U.S. holder whose “functional currency” is not the U.S. dollar;
•a “controlled foreign corporation”;
•a “passive foreign investment company”;
•a person required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement; or
•a United States expatriate.
This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Notes that are different from those discussed below.
This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances, and does not address any United States federal taxes other than income taxes (such as estate and gift taxes), the Medicare tax on certain investment income or any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes. We expect, and this summary assumes, that the Notes will be issued with less than a de minimis amount of original issue discount.
If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Certain Tax Consequences to U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the Notes.
Stated Interest. Stated interest on the Notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be treated in the manner described above) and the adjusted tax basis of the Note. Your adjusted tax basis in a Note will, in general, be your cost for that Note. Any gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
In certain circumstances, United States Treasury regulations require losses in excess of a threshold amount to be reported to the IRS. U.S. holders should consult their tax advisors to determine any reporting obligations they may have with respect to the sale, exchange, retirement, redemption or other taxable disposition of a Note.
Certain Tax Consequences to Non-U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to non-U.S. holders of the Notes.

United States Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the Notes under the “portfolio interest rule,” provided that:
•interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;
•you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;
•you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;
•you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and
•either (1) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or
•IRS Form W-8ECI (or other applicable form) certifying that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).
The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a Note.
United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code (although you will be exempt from the 30% withholding tax described above, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Subject to the discussion of backup withholding below, any gain realized on the sale or other taxable disposition of a Note generally will not be subject to United States federal income tax unless:
•the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to United States federal income tax (and possibly branch profits tax) in generally the same manner as effectively connected interest is taxed; or
•you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States-source capital losses.
Information Reporting and Backup Withholding
U.S. Holders. In general, information reporting requirements will apply to payments of stated interest on the Notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Note paid to you (unless you establish that you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number and a certification that you are not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders. Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest on the Notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of Notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the Notes, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of the Notes.

UNDERWRITING
BofA Securities, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the several underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the Adviser, Churchill, and the Administrator and the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
SMBC Nikko Securities America, Inc.	$
Wells Fargo Securities, LLC	$

Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The following table shows the per Note and total underwriting discount that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	%	$
Underwriting discount (sales load)%		$
Proceeds to us, before expenses	%	$
The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and some of the Notes to certain other Financial Industry Regulatory Authority, or FINRA, members at the public offering price less a concession not in excess of     % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of    % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The expenses of the offering, not including the underwriting discount, are estimated at $         million and are payable by us.

No Sales of Similar Securities
Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing through the closing date of this offering without first obtaining the written consent of the representatives. This consent may be given at any time without public notice.
Listing
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.
We have been advised by certain of the underwriters that they currently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the aggregate principal amount of Notes to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, valuation services and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, currently provide, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, certain of the underwriters and their affiliates were underwriters in connection with the Company’s initial public offering and our subsequent debt and equity offerings, for which they received customary fees. Additionally, affiliates of certain underwriters are lenders under the credit facilities of the Company and its subsidiaries.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of us (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.
Conflicts of Interest
The net proceeds of this offering may be used to pay down a portion of the outstanding indebtedness under the Revolving Credit Facility and the Wells Fargo Financing Facility. Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility and the Wells Fargo Financing Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility or the Wells Fargo Financing Facility.
Alternative Settlement Cycle
We expect that delivery of the Notes will be made to investors on or about           , 2025, which will be
the business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding business day will be required by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof or the next              succeeding business days should consult their own advisor.
Principal Business Addresses
The principal business address of BofA Securities, Inc. is One Bryant Park, New York, NY 10036. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, NY 10172. The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, NC 28202.
Disclaimers About Non-US Jurisdictions
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or
(iii)not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the

United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the United Kingdom.
In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:
•has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the Notes and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions
The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

Representations of Purchasers
Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to a prospectus (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the prospectus, or other offering document that constitutes a prospectus, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents
Upon receipt of this prospectus supplement, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in Israel
Sales of the Notes in Israel will be made through the underwriters and/or through an Israeli broker(s) engaged by them. The Notes will not be offered to an Israeli person unless such offeree is a “qualified investor” (as defined in the First Appendix to the Israeli Securities Law) who is not an individual (a “Qualified Israeli Investor”) and who has (x) completed and signed a questionnaire regarding qualification as a Qualified Israel Investor and (y) certified that it has an exemption from Israeli withholding taxes on interest.

Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or the professional investors; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification: Solely for the purpose of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
LEGAL MATTERS
Certain legal matters in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP. Certain legal matters in connection with the offering will be passed upon for the underwriters by Ropes & Gray LLP.
EXPERTS
The financial statements of Nuveen Churchill Direct Lending Corp. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and any document incorporated by reference herein.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 9, 2024, our Quarterly Report on Form 10-Q for the six months ended June 30, 2024, filed with the SEC on August 7, 2024, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on November 7, 2024;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 11, 2024, January 30, 2024, February 15, 2024, February 23, 2024, March 11, 2024, March 20, 2024, April 15, 2024, June 3, 2024, September 3, 2024, and October 8, 2024;
See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS
Nuveen Churchill Direct Lending Corp.
Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities

We are a specialty finance company organized to maximize the total return to our shareholders in the form of current income achieved through primarily investing in senior secured loans to private equity-owned U.S. middle market companies.
Our investment objective is to generate attractive risk-adjusted returns through current income by primarily investing in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”). We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of annual EBITDA. Our portfolio is comprised primarily of first-lien senior secured debt and unitranche loans (collectively, “Senior Loans”). Although it is not our primary strategy, we also opportunistically invest in junior capital opportunities, including second-lien loans, subordinated debt and equity co-investments and similar equity-related securities (collectively, “Junior Capital Investments”). Subject to the pace and amount of investment activity in our middle market investment program, our portfolio also may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk”.
We are an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are managed by our investment adviser, Churchill DLC Advisor LLC, and our investment sub-adviser, Churchill Asset Management LLC. We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities”. The preferred stock, subscription rights, debt securities and warrants offered hereby may be convertible or exchangeable into shares of common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value (“NAV”) per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our NAV per share (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common shareholders or (iii) under such other circumstances as the SEC may permit.
The securities may be offered directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NCDL”. On December 17, 2024, the sales price on the NYSE for our common stock was $17.06 per share.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. Please keep this prospectus for future reference. We also file annual, quarterly, and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 375 Park Avenue, 9th floor, New York, NY 10152, calling us at (212) 478-9200 or visiting our corporate website located at www.ncdl.com. Information on our website is not incorporated into or a part of this prospectus, and you should not consider that information to be part of this prospectus. The SEC also maintains a website at www.sec.gov that contains this information.

An investment in our securities is very risky and highly speculative. Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their NAV. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page 9 of this prospectus, in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference in this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings, our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of our offerings of securities that we may conduct pursuant to this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference in this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and any applicable prospectus supplements and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information by Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in this prospectus.
In this prospectus, except where the context suggests otherwise:
•the terms “we,” “us,” “our,” and “Company,” refer to Nuveen Churchill Direct Lending Corp. (f/k/a Nuveen Churchill BDC Inc.) (and, if required by context, (i) prior to December 31, 2019 to Churchill Middle Market CLO V Ltd. (the “Predecessor Entity”), and (ii) following December 31, 2019 on a consolidated basis with the Predecessor Entity);
•the term “the Adviser” refers to Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC), which serves as our investment adviser, pursuant to the Amended and Restated Investment Advisory Agreement, dated January 29, 2024 (the “Advisory Agreement”);
•the term “Churchill” or “Sub-Adviser” refers to Churchill Asset Management LLC, which serves as our investment sub-adviser as delegated by the Adviser pursuant to the Sub-Advisory Agreement between the Adviser and Churchill (initially dated December 31, 2019 and amended and restated on December 11, 2020, October 7, 2021 and March 8, 2022, the “CAM Sub-Advisory Agreement”);
•the term “Nuveen Asset Management” refers to Nuveen Asset Management, LLC, which, acting through its leveraged finance division, may manage certain of our liquid investments pursuant to a sub-investment advisory agreement, dated January 29, 2024, by and among the Adviser, Churchill and Nuveen Asset Management (the “NAM Sub-Advisory Agreement” and, together with the Advisory Agreement and the CAM Sub-Advisory Agreement, the “Advisory Agreements”);
•the term “Advisers” collectively refers to the Adviser, Churchill and Nuveen Asset Management; and
ii

•the term “Administrator” refers to Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC), which serves as our administrator, pursuant to the Administration Agreement, dated December 31, 2019 (the “Administration Agreement”).
Each of the Adviser, Churchill and Nuveen Asset Management are investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are controlled by Nuveen, LLC (“Nuveen”). Nuveen is the investment management arm of Teachers Insurance and Annuity Association of America (“TIAA”), a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Statistical and market data used in this prospectus has been obtained from independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements”.
You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. You must not rely upon any information or representation not contained in this prospectus, any such prospectus supplements or free writing prospectuses as if we had authorized it. This prospectus, any such prospectus supplements or free writing prospectuses do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such prospectus supplements or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.
iii

PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus.
Overview
We are a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. We are externally managed by our Adviser, Churchill DLC Advisor LLC, and through our Sub-Advisers, Churchill Asset Management LLC and Nuveen Asset Management. Our Adviser and our Sub-Advisers are affiliates and subsidiaries of Nuveen, the investment management division of TIAA and one of the largest asset managers globally. We invest in directly originated senior secured loans that typically pay floating interest rates and are senior in the capital structure to junior debt and equity, as we believe these loans offer us more attractive risk-adjusted returns and stronger protections than investments in the traditional public debt capital markets. We seek to partner with high quality, private equity-owned middle market companies that have strong management teams executing on long-term growth strategies. Additionally, the private equity sponsors that own the businesses we lend to typically have the ability and strong incentive to support their portfolio companies by providing additional capital and managerial and operational assistance. We believe this support could potentially enhance the performance of our portfolio companies and provide additional protections for our investments.
We were formed as a Delaware limited liability company in March 2018 and we converted into a Maryland corporation in June 2019. We are a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code.
On January 29, 2024, we closed our initial public offering (“IPO”), issuing 5.5 million shares of common stock at a public offering price of $18.05. We received cash proceeds of approximately $99.3 million. Our common stock began trading on the NYSE under the symbol “NCDL” on January 25, 2024.
Our investment objective is to generate attractive risk-adjusted returns through current income by investing primarily in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of EBITDA. We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of EBITDA, which we consider the core middle market. The Company focuses on Senior Loans, and will also opportunistically invest in Junior Capital Investments.
Each of the Adviser, Churchill and Nuveen Asset Management are investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are controlled by Nuveen. Nuveen is the investment management arm of TIAA, a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC) serves as our investment adviser pursuant to the Advisory Agreement. The Adviser is responsible for the overall management of our activities pursuant to the Advisory Agreement.
The Adviser has delegated substantially all of its daily portfolio management obligations as set forth in the Advisory Agreement to Churchill pursuant to the CAM Sub-Advisory Agreement, which was approved by our board of directors (the “Board”), including a majority of directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of us, the Advisers, or of any of their respective affiliates (the “independent directors”). The Adviser has general oversight over the investment process on our behalf and manages our capital structure, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for our performance under the terms of the Advisory Agreement.
Churchill provides investment advisory and management services to us. Under the terms of the CAM Sub-Advisory Agreement, Churchill: (i) identifies, evaluates and negotiates the structure of investments (including performing due diligence on prospective portfolio companies); (ii) closes and monitors investments; and (iii) determines the securities and other assets to be purchased, retained or sold.
The Adviser and Churchill have engaged Nuveen Asset Management, acting through its leveraged finance division, to manage certain of our liquid investments. Subject to the pace and amount of investment activity in our middle market investment program, a portion of our portfolio may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The percentage of our portfolio allocated to the liquid investment strategy managed by Nuveen Asset Management will be at the discretion of Churchill.
See “Business” in our most recent Annual Report on Form 10-K for additional information about us.
Risk Factors
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference in this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings. Risks involved in an investment in us include:
We are subject to risks related to our business and structure.
•We depend upon the senior management of Churchill for our success, and upon its access to the investment professionals of Nuveen and its affiliates.
•There may be conflicts related to obligations that senior investment professionals of Churchill and members of its investment committee have to other clients. There may be conflicts related to the investment and related activities of TIAA, Nuveen and Churchill.
•The recommendations given to us by Churchill may differ from those rendered to its other clients.
•Our management and incentive fee structure may create incentives for Churchill and certain of its investment professionals that are not fully aligned with the interests of our shareholders.
•Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.
•We will be subject to U.S. federal income tax at corporate rates if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.
•Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.
•We are exposed to risks associated with changes in interest rates.
•Many of our portfolio investments will be recorded at fair value as determined in good faith by the Adviser, and, as a result, there may be uncertainty as to the value of our portfolio investments.
•We may experience fluctuations in our quarterly operating results.
•Global economic, political and market conditions may adversely affect our business or cause us to alter our business strategy.
•We are currently operating in a period of significant market disruption and economic uncertainty, which may have a negative impact on our business, financial condition and operations.
•New or modified laws or regulations governing our operations could adversely affect our business.

•The failure of cybersecurity protection systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
We are subject to risks related to our operations.
•Economic recessions or downturns could impair our portfolio companies and harm our operating results.
•We intend to invest in middle market, privately owned companies, which may present a greater risk of loss than loans to larger companies.
•We may be subject to risks associated with our investments in Senior Loans, unitranche secured loans and securities, junior debt securities, “covenant-lite” loans and equity-related securities.
•The lack of liquidity in our investments may adversely affect our business.
•Defaults by our portfolio companies will harm our operating results.
We are subject to risks related to an investment in our shares.
•Purchases of our shares of common stock by us under the Company’s share repurchase program may result in the price of our shares of common stock being higher than the price might otherwise exist in the open market and may result in dilution in our NAV per share.
•Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

OFFERINGS
We may offer, from time to time, our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of each offering.
Our securities may be offered directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus and “Underwriting” in any applicable prospectus supplement. We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of securities.
Set forth below is additional information regarding offerings of securities pursuant to this prospectus:

NYSE Symbol for our common stock	“NCDL”

Use of Proceeds
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses and distributions to our shareholders and for general corporate purposes, and other working capital needs. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC. See “Use of Proceeds” in this prospectus.

Distributions
We intend to pay quarterly distributions to our shareholders out of assets legally available for distribution, as determined by our Board in its discretion and in accordance with the RIC requirements.
The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. Future quarterly distributions, if any, will be determined by our Board. See “Distributions” in this prospectus.
To maintain our tax treatment as a RIC, we must make certain distributions. See “Certain U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”

Taxation
We have elected to be treated for U.S federal income tax purposes, and intend to comply with the requirements to continue to qualify annually as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that are timely distributed to our shareholders as distributions. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually to our shareholders at least 90.0% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Price Range of Common Stock and Distributions” and “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Dividend Reinvestment Plan
We have adopted an “opt out” dividend reinvestment plan for our shareholders. As a result of the foregoing, if our Board authorizes, and we declare, a cash dividend or distribution, shareholders that do not “opt out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares rather than receiving cash. There will be no up-front selling commissions or dealer manager fees to you if you elect to participate in the dividend reinvestment plan. We will pay the plan administrator fees under the dividend reinvestment plan.
Shareholders who receive dividends and other distributions in the form of shares of common stock generally are subject to the same U.S. federal tax consequences as shareholders who elect to receive their distributions in cash; however, because their cash dividends will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “Dividend Reinvestment Plan.”

Management Arrangements	We are managed by our investment adviser, Churchill DLC Advisor LLC, and our investment sub-adviser, Churchill Asset Management LLC. See “Business” in our most recent Annual Report on Form 10-K for additional information about our adviser and sub-adviser.

Trustee	U.S. Bank Trust Company, National Association will serve as the trustee under the indenture

Available Information
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information is also available on the SEC’s website and you should not consider information contained on the SEC’s website to be part of this prospectus unless incorporated by reference therein. See “Incorporation of Certain Information by Reference.”

Incorporation of certain information by reference
This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until we have sold all of the securities offered by this prospectus or the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Actual costs and expenses may be greater than the percentage estimates in the table below. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you”, “NCDL”, or “us” or that “we”, “NCDL”, or the “Company” will pay fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in us.

Shareholder transaction expenses (as a percentage of offering price):
Sales load paid	—	(1)
Offering expenses borne by us	—	(2)
Dividend reinvestment plan expenses	—	(3)
Total shareholder transaction expenses	—%
Annual expenses (as a percentage of net assets attributable to common stock)
Management fee	1.93%	(4)
Incentive fees	1.75%	(5)
Interest payments on borrowed funds	7.92%	(6)
Other expenses	0.69%	(7)
Total annual expenses	12.29%
__________________
(1)In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.
(2)The prospectus supplement corresponding to each offering will disclose the applicable estimated amount of offering expenses of the offering and the offering expenses borne by us as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to shareholders who participate in the plan. For additional information, see “Dividend Reinvestment Plan” in this prospectus.
(4)The management fee is 0.75% of our Average Total Assets for the first five quarters beginning with the calendar quarter in which the IPO was consummated (i.e., beginning with the calendar quarter ending March 31, 2024 through the calendar quarter ending March 31, 2025), and thereafter, the management fee will step up to 1.00% of Average Total Assets. The management fee reflected in the table above is based on the terms of the Advisory Agreement, and is calculated by determining the ratio that the management fee of 1.00% bears to our net assets attributable to common stock (rather than our total assets). The management fee referenced in the table above is annualized and is based on each quarter’s Average Total Assets for the nine months ended September 30, 2024. The estimate of our management fee referenced in the table assumes that our Average Total Assets are 2.04x our average net assets, calculated utilizing the average of the most recent four quarters Total Assets over the average of the most recent four quarters net assets. The current effective management fee based on the Advisory Agreement, inclusive of the fee waiver for the first five quarters beginning with the calendar quarter in which the IPO was consummated, is not considered in the above table.
(5)Under the Advisory Agreement, the Adviser will waive both the incentive fee on income and incentive fee on capital gains for the first five quarters beginning in which the IPO was consummated. After the completion of the first five quarters beginning with the calendar quarter in which the IPO was consummated, an incentive fee will be payable to the Adviser, consisting of two parts that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee will be based on income and a portion will be based on our capital gains. The fee waiver is not considered in the above table, which is based on actual pre-incentive net investment income and capital gains incurred during the nine months ended September 30, 2024, annualized for a full year.
(6)As of September 30, 2024, we had in place two special purpose vehicle asset credit facilities (the “Wells Fargo Financing Facility” and the “SMBC Financing Facility”), a revolving credit facility (the “Revolving Credit Facility”), and three term debt securitizations (the “2022 Debt Securitization,” “2023 Debt Securitization,” and the “2024 Debt Securitization”). Interest payments on borrowed funds referenced in the table above represent our estimated annual interest payments (inclusive of unused fees and financing costs) based on our annualized actual interest expense (inclusive of unused fees and financing costs) under the Wells Fargo Financing Facility, the SMBC Financing Facility, the Revolving Credit Facility, the notes offered in the 2022 Debt Securitization, the notes offered in the 2023 Debt Securitization, and the notes offered in the 2024 Debt Securitization. The assumed weighted average interest rate on our total debt outstanding was 7.70% (inclusive of unused fees) for the nine months ended September 30, 2024. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act. See “Item 1 — Financial Statements — Note 6. Secured Borrowings” in our most recent Quarterly Report on Form 10-Q.
(7)Other expenses referenced in the table above represent our estimated annual other expenses based on actual amounts incurred by us during the nine months ended September 30, 2024. Other expenses include, but are not limited to, overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Administrator. See “Item 1 — Financial Statements— Note 5. Related Party Transactions” in our most recent Quarterly Report on Form 10-Q.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load and offering expenses. See footnote 6 above for additional information regarding certain assumptions regarding our level of leverage.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return without realization of any capital gains	$105	$297	$467	$809
The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.
While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Management Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return completely in the form of net realized capital gains	$107000	$307	$485	$835
The example assumes no sales load. In addition, while the examples assume reinvestment of all distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below NAV. See “Dividend Reinvestment Plan” in this prospectus for additional information regarding the dividend reinvestment plan.

FINANCIAL HIGHLIGHTS
The financial highlights as of and for each of the years ended December 31, 2019 through December 31, 2023 are set forth in Note 9 to our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus. The financial highlights have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any other documents incorporated by reference in this prospectus or the accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should consider carefully the following information before making an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described in these documents could materially adversely affect our business, financial condition, and results of operations. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements that involve substantial risks and uncertainties, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions.
Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, involve risks and uncertainties, including statements as to:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•an economic downturn and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us;
•the impact of interest rate volatility on our business and our portfolio companies;
•the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;
•the level of inflation, and its impact on our portfolio companies and on the industries in which we invest;
•the impact of geopolitical conditions, including the ongoing conflict between Ukraine and Russia and the ongoing war in the Middle East, and its impact on financial market volatility, global economic markets, and various sectors, industries, and markets for commodities globally, such as oil and natural gas;
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Advisers, and/or their respective affiliates;
•the ability of our portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;

•the ability of the Advisers to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;
•our ability to qualify and maintain our qualifications as a RIC and operate as a BDC;
•the impact of future legislation and regulation on our business and our portfolio companies;
•our ability to qualify and maintain our qualifications as a RIC and operate as a BDC; and
•the impact of future legislation and regulation on our business and our portfolio companies.
These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses, to pay distributions to our shareholders and for general corporate purposes, and other working capital needs. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. The applicable prospectus supplement or a free writing prospectus that we have authorized for use relating to an offering will more fully identify the use of the proceeds from such offering.
We estimate that it will take less than six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised. However, we can offer no assurance that we will be able to achieve this goal.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period.

PRICE RANGE OF COMMON STOCK
Our common stock commenced trading on the NYSE under the symbol “NCDL” on January 25, 2024. The following table sets forth, for each fiscal quarter since our common stock commenced trading on the NYSE, (i) the NAV per share of our common stock as of the applicable period end, (ii) the range of high and low closing sales prices of our common stock as reported on the NYSE during the applicable period, and (iii) the closing high and low sales prices as a premium (discount) to NAV during the applicable period.

	NAV	Closing Sales Price(3)		Premium (Discount) of High Closing Sales to	Premium (Discount) of Low Closing Sales to
Fiscal Year Ending	Per Share(2)	High	Low	NAV(4)	NAV(4)
December 31, 2024
Fourth Quarter(1)	$ *	$17.63	$16.82	*	*
Third Quarter	$18.15	$17.92	$16.45	(1.27)%	(9.37)%
Second Quarter	$18.03	$17.98	$17.02	(0.28)%	(5.60)%
First Quarter	$18.21	$18.06	$16.11	(0.82)%	(11.53)%
__________________
(1)Period from October 1, 2024 through December 17, 2024.
(2)NAV is determined as of the last date in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(3)Closing sales price is determined as the high or low closing sales price noted within the respective quarter, not adjusted for distributions.
(4)Calculated as of the respective high or low closing sales price divided by the quarter end NAV.
*Not determinable at the time of filing.
On December 17, 2024, the last reported sales price of our common stock was $17.06 per share. As of December 17, 2024, we had 79 shareholders of record whose shares are held in the names of brokers, dealers, funds, trusts and clearing agencies.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. Since our initial public offering on January 25, 2024, our shares of common stock have traded at a discount to the net assets attributable to those shares. As of December 17, 2024, our shares of common stock traded at a discount of approximately 6.32% of the NAV attributable to those shares as of September 30, 2024. It is not possible to predict whether the shares offered hereby will trade at, above, or below NAV.

DISTRIBUTIONS
We intend to pay quarterly distributions to our shareholders in amounts sufficient to maintain our status as a RIC. We intend to distribute approximately our entire net investment income on a quarterly basis and substantially all of our taxable income on an annual basis, except that we may retain certain net capital gains for reinvestment. The distributions we pay to our shareholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital, which is a return of a portion of a shareholder’s original investment in our common stock, for U.S. federal income tax purposes. Generally, a return of capital will reduce an investor’s adjusted tax basis in our stock for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year.
We maintain an “opt out” dividend reinvestment plan on behalf of our shareholders, pursuant to which each of our shareholders’ cash distributions will be automatically reinvested in additional shares of our common stock, unless the shareholder elects to receive cash.
The following table reflects the cash distributions, including dividends and returns of capital, if any, per share that have been declared by our board of directors for the two most recent fiscal years and the current fiscal year to date:

Date Declared	Record Date	Payment Date	Per Share Amount
Year ended December 31, 2024
November 4, 2024	December 31, 2024	January 28, 2025	$0.45
July 31, 2024	September 30, 2024	October 28, 2024	0.45
May 1, 2024	June 28, 2024	July 29, 2024	0.45
January 10, 2024	March 30, 2024	April 29, 2024	0.45
January 10, 2024	February 12, 2025	April 28, 2025	0.10	(3)
January 10, 2024	November 11, 2024	January 28, 2025	0.10	(3)
January 10, 2024	August 12, 2024	October 28, 2024	0.10	(3)
January 10, 2024	May 13, 2024	July 29, 2024	0.10	(3)
			$2.20
Year ended December 31, 2023
December 28, 2023	December 29, 2023	January 10, 2024	$0.50
December 28, 2023	December 29, 2023	January 10, 2024	0.05	(2)
September 28, 2023	September 28, 2023	October 12, 2023	0.50
September 28, 2023	September 28, 2023	October 12, 2023	0.05	(2)
June 28, 2023	June 28, 2023	July 12, 2023	0.50
June 28, 2023	June 28, 2023	July 12, 2023	0.05	(2)
March 30, 2023	March 30, 2023	April 12, 2023	0.50
March 30, 2023	March 30, 2023	April 12, 2023	0.26	(1)
			$2.41
Year ended December 31, 2022
December 29, 2022	December 29, 2022	January 17, 2023	$0.50
September 28, 2022	September 28, 2022	October 11, 2022	0.47
June 30, 2022	June 30, 2022	July 12, 2022	0.43
March 30, 2022	March 31, 2022	April 12, 2022	0.41
			$1.81
__________________
(1)Represents a special dividend and a supplemental dividend.
(2)Represents a supplemental dividend.
(3)Represents a special dividend.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of September 30, 2024 (unaudited) and as of the end of the fiscal years ended December 31, 2023, 2022, 2021, 2020, and 2019. The report of PricewaterhouseCoopers LLP, our independent registered public accounting firm, on the senior securities table as of December 31, 2023 is attached as an exhibit to the registration statement of which this prospectus is a part.

(in thousands except for per unit data) Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Subscription Facility(5)
December 31, 2022	$—	1,744	—	N/A
December 31, 2021	34,000	1,912	—	N/A
December 31, 2020	17,500	1,820	—	N/A
Wells Fargo Financing Facility
September 30, 2024 (unaudited)	$95,000	1,899	—	N/A
December 31, 2023	231,000	1,786	—	N/A
December 31, 2022	111,300	1,744	—	N/A
December 31, 2021	231,600	1,912	—	N/A
December 31, 2020	146,135	1,820	—	N/A
December 31, 2019	118,435	1,552	—	N/A
SMBC Financing Facility
September 30, 2024 (unaudited)	$122,500	1,899	—	N/A
December 31, 2023	37,377	1,786	—	N/A
December 31, 2022	252,147	1,744	—	N/A
December 31, 2021	144,447	1,912	—	N/A
December 31, 2020	28,547	1,820	—	N/A
CLO-I
September 30, 2024 (unaudited)	$342,000	1,899	—	N/A
December 31, 2023	342,000	1,786	—	N/A
December 31, 2022	342,000	1,744	—	N/A
CLO-II
September 30, 2024 (unaudited)	$214,714	1,899	—	N/A
December 31, 2023	215,000	1,786	—	N/A
CLO-III
September 30, 2024 (unaudited)	$215,000	1,899	—	N/A
Revolving Credit Facility
September 30, 2024 (unaudited)	$112,750	1,899	—	N/A
December 31, 2023	126,500	1,786	—	N/A
_______________
(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3)The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Not applicable because the senior securities are not registered for public trading.
(5)The Subscription Facility expired on September 8, 2023.

THE COMPANY
The information contained under the caption “Business – Our Company” in Part 1, Item 1 of our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

PORTFOLIO COMPANIES
The following table sets forth certain information as of September 30, 2024 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.
For more information relating to the Company’s investments, see the Company’s audited and interim financial statements incorporated by reference in this prospectus.

Portfolio Company (1) (2)	Portfolio Company Address	Footnotes	Investment	Spread Above Reference Rate (3)		Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value (4)	% of Net Assets (5)
Investments
Debt Investments
Aerospace & Defense
AEgis Technologies	4601 North Fairfax Drive, Arlington, VA, 22203, United States	(6) (12) (13)	First Lien Term Loan	S +	6.00%	10.70%	10/31/2025	$14,548,000	$14,510,000	$14,352,000	1.45%
AEgis Technologies		(6) (12) (13)	First Lien Term Loan	S +	6.00%	10.70%	10/31/2025	3,022,000	2,998,000	2,982,000	0.30%
Arotech Corporation	1229 Oak Valley Drive, Ann Arbor, MI, 48108, United States	(6) (13)	First Lien Term Loan	S +	6.25%	11.20%	10/22/2026	15,004,000	14,437,000	15,004,000	1.51%
Arotech Corporation (Delayed Draw)		(6) (12)	First Lien Term Loan	S +	6.25%	11.29%	10/22/2026	730,000	704,000	730,000	0.07%
BTX Precision	1800 Greenleaf Avenue, Elk Grove Village, IL, 60007, United States	(12)	First Lien Term Loan	S +	5.00%	9.85%	7/25/2030	1,571,000	1,551,000	1,552,000	0.16%
BTX Precision (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.85%	7/25/2030	539,000	(3,000)	(6,000)	—%
BTX Precision (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.85%	7/25/2030	359,000	—	(4,000)	—%
Precision Aviation Group	900 Circle 75 Parkway, Atlanta, GA, 30339, United States	(6) (12) (13)	First Lien Term Loan	S +	5.25%	9.85%	12/21/2029	14,927,000	14,654,000	14,775,000	1.50%
Precision Aviation Group (Delayed Draw)		(12)	First Lien Term Loan	S +	5.25%	9.97%	12/21/2029	4,948,000	4,905,000	4,898,000	0.49%
Prime Buyer, L.L.C.	13505 North Haggerty Road, Plymouth, MI, 48170, United States	(6)	First Lien Term Loan	S +	5.25%	10.20%	12/22/2026	6,501,000	6,458,000	6,501,000	0.66%
Turbine Engine Specialists	600 Railhead Road, Fort Worth, TX, 76106, United States	(12)	Subordinated Debt	S +	9.50%	14.25%	3/1/2029	2,537,000	2,482,000	2,533,000	0.26%
Valkyrie / Hill Technical Solutions	2877 Guardian Lane, Virginia Beach, VA, 23452, United States	(12)	Subordinated Debt	N/A		10.50% (Cash) 1.00% (PIK)	11/17/2027	2,858,000	2,821,000	2,813,000	0.28%
Total Aerospace & Defense									65,517,000	66,130,000	6.68%

Automotive
Covercraft	100 Enterprise Boulevard, Pauls Valley, OK, 73075, United States	(12)	Subordinated Debt	N/A		10.00% (Cash) 0.75% (PIK)	2/20/2028	7,520,000	7,432,000	6,886,000	0.70%
High Bar Brands	2701 Southwest 18th Street, Owatonna, MN, 55060, United States	(12)	Subordinated Debt	N/A		13.00%	6/19/2030	2,088,000	2,041,000	2,060,000	0.21%
High Bar Brands (Delayed Draw)		(11) (12)	Subordinated Debt	N/A		13.00%	6/19/2030	596,000	(7,000)	(8,000)	—%
JEGS Automotive	101 Jegs Place, Delaware, OH, 43015, United States	(6) (16)	First Lien Term Loan	S +	6.00%	11.43%	12/22/2027	3,988,000	3,965,000	2,556,000	0.26%
PGW Auto Glass	51 Dutilh Road, Cranberry, PA, 16066, United States	(6) (13)	First Lien Term Loan	S +	5.00%	10.43%	4/18/2028	12,563,000	12,482,000	12,493,000	1.26%
PGW Auto Glass		(12)	First Lien Term Loan	S +	5.00%	10.25%	4/18/2028	2,431,000	2,408,000	2,418,000	0.24%
Randy's Worldwide Automotive	10411 Airport Road, Everett, WA, 98204, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	6.25%	11.54%	11/1/2028	11,053,000	10,886,000	10,928,000	1.10%
Randy's Worldwide Automotive (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	6.25%	11.51%	11/1/2028	3,747,000	1,111,000	1,069,000	0.11%
S&S Truck Parts	600 West Irving Park Road, Schaumburg, IL, 60193, United States	(6)	First Lien Term Loan	S +	5.00%	10.39%	3/1/2029	6,806,000	6,757,000	6,737,000	0.68%
S&S Truck Parts		(6)	First Lien Term Loan	S +	5.00%	10.39%	3/1/2029	1,150,000	1,142,000	1,139,000	0.11%
S&S Truck Parts (Delayed Draw)		(6)	First Lien Term Loan	S +	5.00%	9.95%	3/1/2029	98,000	98,000	97,000	0.01%
S&S Truck Parts (Delayed Draw)		(6)	First Lien Term Loan	S +	5.00%	10.35%	3/1/2029	1,712,000	1,712,000	1,694,000	0.17%
S&S Truck Parts		(6) (12) (13)	First Lien Term Loan	S +	5.00%	9.95%	3/1/2029	20,084,000	19,894,000	19,882,000	2.01%
Total Automotive									69,921,000	67,951,000	6.86%

Banking, Finance, Insurance, Real Estate
Ascend	201 North Union Street, Alexandria, VA, 22314, United States	(12) (13)	First Lien Term Loan	S +	4.50%	9.35%	8/11/2031	7,358,000	7,285,000	7,288,000	0.74%
Ascend (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	4.50%	9.35%	8/11/2031	12,642,000	(62,000)	(120,000)	(0.01%)
Long Term Care Group	935 South Main Street, Greenville, SC, 29601, United States	(6) (9) (12)	First Lien Term Loan	S +	1.00%	6.54% (Cash) 6.00% (PIK)	9/8/2027	7,162,000	7,140,000	6,465,000	0.65%
Patriot Growth (Delayed Draw)	501 Office Center Drive, Fort Washington, PA, 19034, United States	(9) (12)	First Lien Term Loan	S +	5.00%	9.75%	10/16/2028	7,118,000	7,068,000	7,040,000	0.71%
RSC Acquisition Inc (Delayed Draw)	160 Federal Street, Boston, MA, 02110, United States	(6) (9) (12)	First Lien Term Loan	S +	4.75%	9.69%	11/1/2029	9,769,000	9,769,000	9,720,000	0.98%
Vensure	1475 South Price Road, Chandler, AZ, 85224, United States	(9) (12)	First Lien Term Loan	S +	5.00%	9.64%	9/27/2031	2,570,000	2,545,000	2,546,000	0.26%

Vensure (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.00%	9.64%	9/27/2031	730,000	(4,000)	(7,000)	—%
World Insurance Associates, LLC	100 Wood Avenue South, Iselin, NJ, 08830, United States	(6) (9) (12)	First Lien Term Loan	S +	6.00%	10.60%	4/3/2028	14,769,000	14,759,000	14,755,000	1.48%
Total Banking, Finance, Insurance, Real Estate									48,500,000	47,687,000	4.81%

Beverage, Food & Tobacco
AmerCareRoyal	420 Clover Mill Road, Exton, PA, 19341, United States	(6)	First Lien Term Loan	S +	5.00%	9.85%	9/10/2030	720,000	713,000	713,000	0.07%
AmerCareRoyal (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.85%	9/10/2030	165,000	—	(2,000)	—%
AmerCareRoyal (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.85%	9/10/2030	115,000	(1,000)	(1,000)	—%
Bardstown Bourbon Company	1500 Parkway Drive, Bardstown, KY, 40004, United States	(12)	Subordinated Debt	S +	7.75%	12.96%	8/30/2027	9,300,000	9,178,000	9,214,000	0.93%
Commercial Bakeries	45 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada	(6) (7) (10) (13)	First Lien Term Loan	S +	5.50%	10.10%	9/25/2029	17,152,000	16,858,000	16,936,000	1.71%
Commercial Bakeries		(6) (7) (10)	First Lien Term Loan	S +	5.50%	10.60%	9/25/2029	2,029,000	2,013,000	2,004,000	0.20%
Death Wish Coffee	260 Broadway, Saratoga Springs, NY, 12866, United States	(6) (9) (13)	First Lien Term Loan	S +	4.75%	9.45%	9/28/2027	9,725,000	9,673,000	9,725,000	0.98%
Dessert Holdings	30 East 7th Street, Saint Paul, MN, 55101, United States	(6) (9) (12)	Subordinated Debt	S +	7.25%	12.21%	6/8/2029	9,000,000	8,888,000	8,014,000	0.81%
Dessert Holdings		(10) (13) (14)	First Lien Term Loan	S +	4.00%	8.96%	6/9/2028	5,545,000	5,408,000	5,263,000	0.53%
Fresh Edge	4501 Massachusetts Avenue, Indianapolis, IN, 46218, United States	(12)	Subordinated Debt	S +	4.50%	9.92% (Cash) 5.13% (PIK)	4/3/2029	4,006,000	3,934,000	3,924,000	0.40%
Fresh Edge		(12)	Subordinated Debt	S +	4.50%	9.92% (Cash) 5.13% (PIK)	4/3/2029	800,000	784,000	783,000	0.08%
Fresh Edge		(12)	Subordinated Debt	S +	4.50%	9.92% (Cash) 5.13% (PIK)	4/3/2029	947,000	926,000	927,000	0.09%
Handgards, LLC	901 Hawkins Boulevard, El Paso, TX, 79915, United States	(6) (12) (13)	First Lien Term Loan	S +	5.50%	9.86%	4/10/2031	29,925,000	29,636,000	30,218,000	3.05%
KSLB Holdings LLC	1 Tower Lane, Oakbrook Terrace, IL, 60181, United States	(13)	First Lien Term Loan	S +	4.50%	9.90%	7/30/2025	2,828,000	2,820,000	2,743,000	0.28%
Rise Baking	3001 Broadway Street Northeast, Minneapolis, MN, 55413, United States	(6) (9) (13)	First Lien Term Loan	S +	6.25%	11.41%	8/13/2027	14,588,000	14,465,000	14,588,000	1.47%
Rise Baking (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	5.50%	10.66%	8/13/2027	4,421,000	4,403,000	4,421,000	0.45%
Rise Baking		(6) (9) (12) (13)	First Lien Term Loan	S +	5.50%	10.66%	8/13/2027	10,819,000	10,767,000	10,819,000	1.09%

Summit Hill Foods	333 Old Lindale Road Southeast, Rome, GA, 30161, United States	(6)	First Lien Term Loan	S +	5.75%	10.81%	11/29/2029	8,944,000	8,822,000	8,910,000	0.90%
Sunny Sky Products	11747 Windfern Road, Houston, TX, 77064, United States	(6) (12) (13)	First Lien Term Loan	S +	4.75%	9.35%	12/23/2028	7,040,000	6,979,000	6,976,000	0.70%
Sunny Sky Products (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	4.75%	9.35%	12/23/2028	1,773,000	—	(16,000)	—%
Tech24	80 International Drive, Greenville, SC, 29615, United States	(6) (12) (13)	First Lien Term Loan	S +	5.75%	10.35%	9/18/2029	13,214,000	13,011,000	13,008,000	1.31%
Tech24 (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.75%	10.64%	9/18/2029	4,828,000	2,194,000	2,135,000	0.22%
Watermill Express (Delayed Draw)	1177 South 4th Avenue, Brighton, CO, 80601, United States	(9) (11) (12)	First Lien Term Loan	S +	5.75%	10.50%	7/5/2029	2,376,000	574,000	580,000	0.06%
Watermill Express (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	5.75%	10.60%	7/5/2029	3,170,000	3,170,000	3,170,000	0.32%
Watermill Express		(6) (9) (13)	First Lien Term Loan	S +	5.75%	10.50%	7/5/2029	6,327,000	6,270,000	6,327,000	0.64%
Watermill Express		(6) (9)	First Lien Term Loan	S +	5.75%	10.50%	7/5/2029	3,229,000	3,213,000	3,229,000	0.33%
Watermill Express (Delayed Draw)		(6) (9)	First Lien Term Loan	S +	5.75%	10.50%	7/5/2029	312,000	312,000	312,000	0.03%
Total Beverage, Food & Tobacco									165,010,000	164,920,000	16.65%

Capital Equipment
Clean Solutions Buyer	119 Poplar Pointe Drive, Mooresville, NC, 28117, United States	(6)	First Lien Term Loan	S +	4.50%	9.35%	9/9/2030	1,000,000	990,000	990,000	0.10%
Crete	3700 South Boulevard, Charlotte, NC, 28209, United States	(6)	First Lien Term Loan	S +	4.75%	9.35%	5/19/2028	4,786,000	4,755,000	4,805,000	0.49%
Crete (Delayed Draw)		(6)	First Lien Term Loan	S +	4.75%	9.87%	5/19/2028	2,823,000	2,791,000	2,834,000	0.29%
Crete (Delayed Draw)		(12)	First Lien Term Loan	S +	4.75%	9.36%	5/19/2028	7,097,000	7,097,000	7,125,000	0.72%
EFC International	1940 Craigshire, Saint Louis, MO, 63146-4008, United States	(12)	Subordinated Debt	N/A		11.00% (Cash) 2.50% (PIK)	5/1/2028	3,248,000	3,175,000	3,245,000	0.33%
E-Technologies / Superior	8614 Jacquemin Drive, West Chester Township, OH, 45069, United States	(6) (13)	First Lien Term Loan	S +	5.50%	10.35%	4/9/2030	7,295,000	7,226,000	7,149,000	0.72%
Firstcall Mechanical Group	P.O. Box 681507, Charlotte, NC, 28216, United States	(12) (13)	First Lien Term Loan	S +	4.75%	9.35%	6/27/2030	9,975,000	9,878,000	9,876,000	1.00%
Firstcall Mechanical Group (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	4.75%	9.61%	6/27/2030	20,000,000	(24,000)	(198,000)	(0.02%)
Helios Buyer, Inc.	4101 Sparks Drive, Grand Rapids, MI, 49546, United States	(6) (9) (13)	First Lien Term Loan	S +	6.00%	10.70%	12/15/2026	6,417,000	6,387,000	6,080,000	0.61%
Helios Buyer, Inc. (Delayed Draw)		(6) (9) (13)	First Lien Term Loan	S +	6.00%	10.70%	12/15/2026	5,565,000	5,550,000	5,272,000	0.53%

Helios Buyer, Inc. (Delayed Draw)		(6) (9) (13)	First Lien Term Loan	S +	6.00%	10.70%	12/15/2026	2,552,000	2,552,000	2,417,000	0.24%
Hyperion	6325 Huntley Road, Worthington, OH, 43085, United States	(12) (13) (14)	First Lien Term Loan	S +	4.50%	9.46%	8/30/2028	2,634,000	2,630,000	2,458,000	0.25%
Ovation Holdings	4419 State Street, Riverdale, IA, 52722, United States	(6) (13)	First Lien Term Loan	S +	5.00%	10.40%	2/5/2029	7,974,000	7,838,000	7,967,000	0.80%
Ovation Holdings (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	10.40%	2/5/2029	1,887,000	1,526,000	1,543,000	0.16%
Precision Surfacing Solutions	501 West Algonquin Road, Mount Prospect, IL, 60056, United States	(12)	First Lien Term Loan	N/A		15.00%	11/30/2024	713,000	713,000	713,000	0.07%
PT Intermediate Holdings III, LLC	1200 Greenbriar Drive, Addison, IL, 60101, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	3.25%	5.33% (Cash) 3.25% (PIK)	4/9/2030	12,222,000	12,183,000	12,240,000	1.24%
PT Intermediate Holdings III, LLC (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	3.25%	5.33% (Cash) 3.25% (PIK)	4/9/2030	1,106,000	(1,000)	2,000	—%
Rhino Tool House	7575 Westwinds Boulevard Northwest, Concord, NC, 28027, United States	(6) (12) (13)	First Lien Term Loan	S +	5.25%	10.43%	4/4/2029	8,737,000	8,604,000	8,670,000	0.88%
Rhino Tool House (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.25%	10.61%	4/4/2029	1,871,000	1,829,000	1,821,000	0.18%
Service Logic	650 South Tryon Street, Charlotte, NC, 28202, United States	(6) (9)	First Lien Term Loan	S +	3.50%	8.31%	10/29/2027	7,939,000	7,956,000	7,939,000	0.80%
Vessco	8217 Upland Circle, Chanhassen, MN, 55317, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	5.25%	10.22%	7/24/2031	13,706,000	13,570,000	13,577,000	1.37%
Vessco (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.25%	9.54%	7/24/2031	4,569,000	648,000	627,000	0.06%
Vessco		(9) (11) (12)	Revolving Loan	S +	5.25%	10.39%	7/24/2031	1,726,000	(17,000)	(16,000)	—%
Total Capital Equipment									107,856,000	107,136,000	10.82%

Chemicals, Plastics, & Rubber
Ascensus	200 Dryden Road, Dresher, PA, 19025, United States	(6) (9) (13)	First Lien Term Loan	S +	4.25%	9.20%	6/30/2028	9,656,000	9,535,000	8,234,000	0.83%
Boulder Scientific Company LLC	Post Office Box 548, Mead, CO, 80542, United States	(6)	First Lien Term Loan	S +	5.00%	10.38%	12/28/2025	2,046,000	2,055,000	1,973,000	0.20%
Chroma Color	3900 West Dayton Street, McHenry, IL, 60050-8378, United States	(6)	First Lien Term Loan	S +	6.00%	11.28%	4/23/2029	6,266,000	6,165,000	6,220,000	0.63%
Chroma Color (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	6.00%	11.28%	4/23/2029	1,379,000	(11,000)	(10,000)	—%
Spartech	11650 Lakeside Crossing Court, Maryland Heights, MO, 63146, United States	(6) (9) (12) (13) (14)	First Lien Term Loan	S +	4.75%	10.05%	5/6/2028	14,655,000	14,598,000	11,458,000	1.15%
Total Chemicals, Plastics, & Rubber									32,342,000	27,875,000	2.81%

Construction & Building
Allstar Holdings	100-220 Victoria Drive, Vancouver, British Columbia, V5L 0C7, Canada	(12)	Subordinated Debt	N/A		10.00% (Cash) 3.00% (PIK)	4/26/2030	2,162,000	2,109,000	2,107,000	0.21%
Allstar Holdings (Delayed Draw)		(12)	Subordinated Debt	N/A		10.00% (Cash) 3.00% (PIK)	4/26/2030	4,115,000	4,065,000	4,010,000	0.40%
Allstar Holdings (Delayed Draw)		(11) (12)	Subordinated Debt	N/A		10.00% (Cash) 3.00% (PIK)	4/26/2030	6,212,000	5,142,000	5,062,000	0.51%
Erie Construction	3516 Granite Circle, Toledo, OH, 43617, United States	(6) (13)	First Lien Term Loan	S +	4.75%	10.09%	7/30/2027	9,741,000	9,688,000	9,741,000	0.98%
Gannett Fleming	207 Senate Avenue, Harrisburg, PA, 17011-2316, United States	(9) (12) (13)	First Lien Term Loan	S +	4.50%	9.67%	8/5/2030	17,869,000	17,605,000	17,606,000	1.78%
Gannett Fleming		(9) (11) (12)	Revolving Loan	S +	4.50%	9.67%	8/5/2030	2,131,000	(31,000)	(31,000)	—%
Heartland Paving Partners (Delayed Draw)	10351 Naples Street Northeast, Blaine, MN, 55449, United States	(11) (12)	First Lien Term Loan	S +	5.00%	9.60%	8/9/2030	5,714,000	(14,000)	(54,000)	(0.01%)
Heartland Paving Partners (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.60%	8/9/2030	5,714,000	(14,000)	(54,000)	(0.01%)
Heartland Paving Partners		(6)	First Lien Term Loan	S +	5.00%	9.60%	8/9/2030	8,571,000	8,486,000	8,490,000	0.87%
ICE USA Infrastructure LLC	110 Midlands Court, West Columbia, SC, 29169, United States	(6) (13)	First Lien Term Loan	S +	5.25%	9.85%	3/15/2030	6,588,000	6,526,000	6,524,000	0.66%
MEI Buyer LLC	421 Water Avenue North East, Albany, OR, 97321, United States	(6) (12) (13)	First Lien Term Loan	S +	5.00%	9.85%	6/29/2029	11,345,000	11,151,000	11,347,000	1.15%
MEI Buyer LLC (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.85%	6/29/2029	1,814,000	(7,000)	—	—%
RMA Companies (Delayed Draw)	12130 Santa Margarita Court, Rancho Cucamonga, CA, 91730, United States	(6) (10) (12)	First Lien Term Loan	S +	5.75%	10.70%	12/30/2027	4,593,000	4,586,000	4,568,000	0.46%
RMA Companies (Delayed Draw)		(10) (11) (12)	First Lien Term Loan	S +	5.75%	10.70%	12/30/2027	3,133,000	1,184,000	1,173,000	0.12%
RMA Companies		(6) (10)	First Lien Term Loan	S +	5.75%	10.70%	12/30/2027	3,095,000	3,057,000	3,078,000	0.31%
Sciens Building Solutions, LLC	5925 Stoneridge Drive, Pleasanton, CA, 94588, United States	(6) (9)	First Lien Term Loan	S +	5.75%	10.79%	12/15/2027	9,243,000	9,132,000	9,243,000	0.94%
Sciens Building Solutions, LLC (Delayed Draw)		(6) (9) (12) (13)	First Lien Term Loan	S +	5.75%	11.04%	12/15/2027	4,882,000	4,855,000	4,882,000	0.49%
WSB / EST	701 Xenia Avenue South, Minneapolis, MN, 55416, United States	(6) (12)	First Lien Term Loan	S +	6.00%	11.06%	8/31/2029	6,470,000	6,387,000	6,384,000	0.64%
WSB / EST (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	6.00%	11.25%	8/31/2029	4,334,000	3,000,000	2,969,000	0.30%
Total Construction & Building									96,907,000	97,045,000	9.80%

Consumer Goods: Durable
Halo Buyer, Inc.	707 Skokie Boulevard, Northbrook, IL, 60062, United States	(6) (14)	First Lien Term Loan	S +	4.50%	9.45%	6/30/2025	5,622,000	5,608,000	5,171,000	0.52%
SmartSign	300 Cadman Plaza West, Brooklyn, NY, 11201, United States	(6) (13)	First Lien Term Loan	S +	5.50%	10.55%	9/7/2028	9,800,000	9,732,000	9,800,000	0.99%
SmartSign		(6)	First Lien Term Loan	S +	5.75%	10.78%	9/7/2028	4,987,000	4,907,000	4,987,000	0.50%
Total Consumer Goods: Durable									20,247,000	19,958,000	2.01%

Consumer Goods: Non-durable
ACP Tara Holdings, Inc.	440 US Highway 22, Bridgewater, NJ, 08807, United States	(6) (9) (13)	First Lien Term Loan	S +	4.50%	9.20%	9/10/2027	12,507,000	12,440,000	12,507,000	1.26%
ACP Tara Holdings, Inc.		(6) (9)	First Lien Term Loan	S +	5.75%	10.45%	9/10/2027	1,816,000	1,790,000	1,834,000	0.19%
Elevation Labs	2105 Boge Avenue, Idaho Falls, ID, 83401, United States	(6) (13)	First Lien Term Loan	S +	5.25%	10.60%	6/30/2028	6,738,000	6,692,000	6,724,000	0.68%
Elevation Labs (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.25%	10.45%	6/30/2028	3,120,000	913,000	927,000	0.09%
FoodScience LLC	929 Harvest Lane, Williston, VT, 05452, United States	(6) (12)	First Lien Term Loan	S +	5.25%	10.20%	3/1/2027	14,512,000	14,411,000	14,512,000	1.46%
Market Performance Group	331 North Post Road, NJ, 08550, United States	(6) (13)	First Lien Term Loan	S +	5.25%	9.85%	1/8/2030	12,556,000	12,442,000	12,682,000	1.28%
Market Performance Group (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.25%	10.51%	1/8/2030	3,083,000	1,231,000	1,262,000	0.13%
PIP	25 British American Boulevard, Latham, NY, 12110, United States	(6) (13)	First Lien Term Loan	S +	4.00%	8.96%	12/29/2027	9,075,000	9,059,000	9,054,000	0.91%
Ultima	4 Essex Avenue, Bernardsville, NJ, 07924, United States	(12)	Subordinated Debt	N/A		11.00% (Cash) 1.50% (PIK)	3/12/2029	1,754,000	1,728,000	1,754,000	0.18%
Total Consumer Goods: Non-durable									60,706,000	61,256,000	6.18%

Containers, Packaging & Glass
B2B/AMW Acquisition Company, Inc.	313 South Rohlwing Road, Addison, IL, 60101, United States	(6) (13)	First Lien Term Loan	S +	6.75%	12.31%	10/7/2026	14,584,000	14,562,000	13,809,000	1.39%
B2B/AMW Acquisition Company, Inc.		(6)	First Lien Term Loan	S +	6.75%	12.33%	10/7/2026	115,000	114,000	109,000	0.01%
Five Star Packaging	16240 Port NorthWest, Houston, TX, 77041, United States	(6) (13) (14)	First Lien Term Loan	S +	4.25%	9.19%	5/5/2029	7,519,000	7,436,000	7,365,000	0.74%
Good2Grow	400 Galleria Parkway, Atlanta, GA, 30339, United States	(6) (13)	First Lien Term Loan	S +	4.50%	9.71%	12/1/2027	8,699,000	8,648,000	8,624,000	0.87%
Good2Grow		(6) (12) (13)	First Lien Term Loan	S +	5.50%	10.71%	12/1/2027	6,314,000	6,238,000	6,314,000	0.64%

Good2Grow		(6) (13)	First Lien Term Loan	S +	4.75%	9.96%	12/1/2027	14,302,000	14,173,000	14,277,000	1.44%
Oliver Inc	10 Gilpin Avenue, Hauppauge, NY, 11788, United States	(12)	Subordinated Debt	N/A		10.00% (Cash) 1.00% (PIK)	1/6/2029	2,510,000	2,477,000	2,359,000	0.24%
Oliver Inc		(12)	Subordinated Debt	N/A		12.50%	1/6/2029	465,000	456,000	460,000	0.05%
Online Labels Group	2021 East Lake Mary Boulevard, Sanford, FL, 32773, United States	(13)	First Lien Term Loan	S +	5.25%	9.85%	12/19/2029	3,304,000	3,274,000	3,304,000	0.33%
Online Labels Group (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.25%	9.85%	12/19/2029	403,000	—	—	—%
Online Labels Group (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.25%	9.85%	12/19/2029	403,000	—	—	—%
Specialized Packaging Group (SPG)	180 Grand Avenue, Oakland, CA, 94612, United States	(6) (7) (10) (13)	First Lien Term Loan	S +	5.50%	10.80%	12/17/2025	2,960,000	2,950,000	2,924,000	0.30%
Specialized Packaging Group (SPG)		(6) (7) (10) (13)	First Lien Term Loan	S +	5.50%	10.80%	12/17/2025	7,219,000	7,190,000	7,131,000	0.72%
Specialized Packaging Group (SPG)		(7) (10) (13)	First Lien Term Loan	S +	6.25%	11.55%	12/17/2025	4,376,000	4,340,000	4,360,000	0.44%
Specialized Packaging Group (SPG)		(6) (7) (10) (12) (13)	First Lien Term Loan	S +	6.25%	11.55%	12/17/2025	6,843,000	6,780,000	6,818,000	0.69%
Specialized Packaging Group (SPG)		(7) (10) (12)	First Lien Term Loan	S +	5.75%	10.70%	12/17/2025	3,299,000	3,273,000	3,263,000	0.33%
Total Containers, Packaging & Glass									81,911,000	81,117,000	8.19%

Energy: Electricity
Insulation Technology Group	10, rue Antoine Jans, Luxembourg, 1820, Luxembourg	(6) (7) (10) (12) (13)	First Lien Term Loan	S +	5.50%	10.35%	6/25/2030	22,410,000	22,192,000	22,196,000	2.24%
Insulation Technology Group (Delayed Draw)		(7) (10) (11) (12)	First Lien Term Loan	S +	5.50%	10.35%	6/25/2030	5,912,000	—	(57,000)	(0.01%)
MGM Transformer Company	5701 Smithway Street, Commerce, CA, 90040, United States	(6) (12) (13)	First Lien Term Loan	S +	5.50%	10.82%	10/31/2029	23,435,000	23,276,000	23,237,000	2.34%
MGM Transformer Company (Delayed Draw)		(12)	First Lien Term Loan	S +	5.50%	10.10%	10/31/2029	6,372,000	6,358,000	6,318,000	0.64%
National Power	4541 Preslyn Drive, Raleigh, NC, 27616, United States	(6) (12)	First Lien Term Loan	S +	5.75%	10.60%	10/22/2029	5,632,000	5,557,000	5,609,000	0.57%
National Power (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.75%	10.60%	10/22/2029	3,051,000	(6,000)	(12,000)	—%
Total Energy: Electricity									57,377,000	57,291,000	5.78%

Environmental Industries
101 Inc	4791 West 900 South, Pendleton, IN, 46064, United States	(6)	First Lien Term Loan	S +	5.25%	10.60%	8/31/2028	6,598,000	6,554,000	6,038,000	0.61%
Contract Land Staff	2245 Texas Drive, Sugar Land, TX, 77479, United States	(6) (13)	First Lien Term Loan	S +	4.75%	9.35%	3/27/2030	7,526,000	7,453,000	7,454,000	0.75%
Contract Land Staff (Delayed Draw)		(6)	First Lien Term Loan	S +	4.75%	9.86%	3/27/2030	3,025,000	3,018,000	2,996,000	0.30%
Contract Land Staff (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	10.28%	3/27/2030	4,999,000	(12,000)	(48,000)	—%
Impact Environmental Group	950 Tollgate Road, Elgin, IL, 60123, United States	(6) (12)	First Lien Term Loan	S +	5.00%	9.70%	3/23/2029	6,725,000	6,612,000	6,724,000	0.68%
Impact Environmental Group (Delayed Draw)		(6)	First Lien Term Loan	S +	5.00%	9.70%	3/23/2029	3,142,000	3,128,000	3,142,000	0.32%
Impact Environmental Group (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.71%	3/23/2029	6,800,000	3,117,000	3,145,000	0.32%
Impact Environmental Group		(6)	First Lien Term Loan	S +	5.00%	9.70%	3/23/2029	1,723,000	1,694,000	1,723,000	0.17%
Leo Facilities	920 Broadway, New York, NY, 10010, United States	(6) (12)	First Lien Term Loan	S +	5.50%	10.76%	7/3/2029	8,486,000	8,374,000	8,375,000	0.85%
Leo Facilities (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.50%	10.48%	7/3/2029	6,417,000	4,732,000	4,661,000	0.47%
Leo Facilities		(6)	First Lien Term Loan	S +	5.50%	9.75%	7/3/2029	1,593,000	1,577,000	1,572,000	0.16%
Leo Facilities (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.50%	10.76%	7/3/2029	13,446,000	—	(176,000)	(0.02%)
SI Solutions	11515 Vanstory Drive, Huntersville, NC, 28078, United States	(6)	First Lien Term Loan	S +	4.75%	9.60%	8/15/2030	11,902,000	11,785,000	11,788,000	1.19%
SI Solutions (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	4.75%	9.60%	8/15/2030	5,601,000	(14,000)	(54,000)	(0.01%)
The Facilities Group	217 North Howard Avenue, Tampa, FL, 33606, United States	(6) (9)	First Lien Term Loan	S +	5.75%	11.10%	11/30/2027	4,835,000	4,809,000	4,793,000	0.48%
The Facilities Group		(6) (9) (13)	First Lien Term Loan	S +	5.75%	10.96%	11/30/2027	8,975,000	8,903,000	8,899,000	0.91%
The Facilities Group (Delayed Draw)		(6) (9)	First Lien Term Loan	S +	5.75%	10.64%	11/30/2027	4,914,000	4,914,000	4,873,000	0.49%
The Facilities Group (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.75%	10.59%	11/30/2027	5,027,000	166,000	124,000	0.01%
Total Environmental Industries									76,810,000	76,029,000	7.68%

Healthcare & Pharmaceuticals
Action Behavior Centers	2100 Kramer Lane, Austin, TX, 78758, United States	(12) (13)	First Lien Term Loan	S +	5.25%	10.57%	7/2/2031	15,673,000	15,518,000	15,529,000	1.58%
Action Behavior Centers (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.25%	10.57%	7/2/2031	2,850,000	(7,000)	(26,000)	—%

Affinity Hospice	216 Aquarius Drive, Birmingham, AL, 35209, United States	(6) (12)	First Lien Term Loan	S +	4.75%	9.45%	12/17/2027	7,812,000	7,764,000	6,881,000	0.69%
Anne Arundel	1306 Concourse Drive, Linthicum Heights, MD, 21090, United States	(12) (16)	Subordinated Debt	N/A		12.75% (PIK)	10/16/2026	3,282,000	3,261,000	540,000	0.05%
Anne Arundel		(12) (16)	Subordinated Debt	N/A		13.25% (PIK)	4/16/2026	1,972,000	1,963,000	746,000	0.08%
Anne Arundel		(12)	First Lien Term Loan	N/A		4.71% (PIK)	1/15/2026	516,000	516,000	516,000	0.05%
Anne Arundel (Delayed Draw)		(11) (12) (16)	Subordinated Debt	N/A		13.25% (PIK)	4/16/2026	2,396,000	2,025,000	539,000	0.05%
Coding Solutions Acquisition Inc.	6509 Windcrest Drive, Plano, TX, 75024, United States	(9) (12) (13)	First Lien Term Loan	S +	5.00%	9.25%	8/7/2031	11,995,000	11,913,000	11,881,000	1.20%
Coding Solutions Acquisition Inc. (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.00%	10.01%	8/7/2031	2,165,000	(5,000)	(21,000)	—%
Coding Solutions Acquisition Inc.		(9) (11) (12)	Revolving Loan	S +	5.00%	10.01%	8/7/2031	1,246,000	299,000	300,000	0.03%
EyeSouth	5775 Glenridge Drive, Atlanta, GA, 30328, United States	(6) (13)	First Lien Term Loan	S +	5.50%	10.45%	10/5/2029	7,417,000	7,358,000	7,275,000	0.73%
EyeSouth (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.50%	10.46%	10/5/2029	2,431,000	1,546,000	1,500,000	0.15%
Forefront Dermatology	801 York Street, Manitowoc, WI, 54220, United States	(6) (9) (14)	First Lien Term Loan	S +	4.25%	9.10%	3/30/2029	3,289,000	3,249,000	3,143,000	0.32%
Genesee Scientific LLC	900 Vernon Way, El Cajon, CA, 92020, United States	(6) (9)	First Lien Term Loan	S +	5.75%	10.10%	9/30/2027	5,913,000	5,882,000	5,329,000	0.54%
Genesee Scientific LLC (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	5.75%	10.10%	9/30/2027	1,548,000	1,548,000	1,395,000	0.14%
GHR Healthcare	1 Valley Square, Blue Bell, PA, 19422, United States	(6) (9)	First Lien Term Loan	S +	5.00%	9.95%	12/9/2027	6,352,000	6,315,000	6,205,000	0.63%
GHR Healthcare (Delayed Draw)		(6) (9) (13)	First Lien Term Loan	S +	5.00%	9.95%	12/9/2027	1,987,000	1,987,000	1,941,000	0.20%
GHR Healthcare (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.25%	10.20%	12/9/2027	1,946,000	—	(45,000)	—%
GHR Healthcare (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.25%	10.20%	12/9/2027	648,000	—	(15,000)	—%
GHR Healthcare		(6) (9) (13)	First Lien Term Loan	S +	5.00%	9.95%	12/9/2027	4,945,000	4,878,000	4,830,000	0.49%
GHR Healthcare		(9) (12) (13)	First Lien Term Loan	S +	5.00%	9.95%	12/9/2027	8,068,000	7,993,000	7,881,000	0.80%
GHR Healthcare		(6) (9) (13)	First Lien Term Loan	S +	5.25%	10.20%	12/9/2027	3,751,000	3,716,000	3,664,000	0.37%
Health Management Associates	2501 Woodlake Circle, Okemos, MI, 48864, United States	(6) (12) (13)	First Lien Term Loan	S +	6.25%	11.37%	3/30/2029	8,264,000	8,128,000	8,242,000	0.83%
Health Management Associates (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	6.25%	11.22%	3/30/2029	1,497,000	715,000	738,000	0.07%

Heartland Veterinary Partners (Delayed Draw)	10 South LaSalle Street, Chicago, IL, 60603, United States	(11) (12)	Subordinated Debt	N/A		14.50%	12/10/2027	3,600,000	1,400,000	1,371,000	0.14%
Heartland Veterinary Partners (Delayed Draw)		(12)	Subordinated Debt	N/A		7.50% (Cash) 7.00% (PIK)	12/10/2027	9,841,000	9,841,000	9,760,000	0.99%
Heartland Veterinary Partners		(12)	Subordinated Debt	N/A		7.50% (Cash) 7.00% (PIK)	12/10/2027	1,968,000	1,946,000	1,952,000	0.20%
HemaSource	485 South 5700 West, Salt Lake City, UT, 84104, United States	(12)	Subordinated Debt	N/A		8.50% (Cash) 5.00% (PIK)	2/28/2030	5,292,000	5,165,000	5,276,000	0.53%
Infucare	PO Box 2578, Secaucus, NJ, 07096, United States	(6) (13)	First Lien Term Loan	S +	4.25%	8.95%	1/4/2028	6,942,000	6,900,000	6,942,000	0.70%
Midwest Eye Services, LLC	1060 Nimitzview Drive, Cincinnati, OH, 45230, United States	(6) (13)	First Lien Term Loan	S +	4.50%	9.45%	8/20/2027	8,952,000	8,906,000	8,946,000	0.90%
Mosaic Dental	16703 SouthEast McGillivray Boulevard, Vancouver, WA, 98683, United States	(12)	Subordinated Debt	N/A		10.00% (Cash) 2.25% (PIK)	2/7/2030	1,779,000	1,745,000	1,725,000	0.17%
Mosaic Dental (Delayed Draw)		(11) (12)	Subordinated Debt	N/A		10.00% (Cash) 2.25% (PIK)	2/7/2030	728,000	468,000	452,000	0.05%
Prime Time Healthcare	18010 Burt Street, Elkhorn, NE, 68022, United States	(6) (12) (13)	First Lien Term Loan	S +	6.00%	11.36%	9/19/2028	7,833,000	7,657,000	7,803,000	0.79%
Prime Time Healthcare		(12) (13)	First Lien Term Loan	S +	6.00%	11.21%	9/19/2028	9,738,000	9,571,000	9,700,000	0.98%
Prompt Care (Delayed Draw)	41 Spring Street, New Providence, NJ, 07974, United States	(9) (11) (12)	First Lien Term Loan	S +	6.00%	10.95%	9/1/2027	2,871,000	1,434,000	1,425,000	0.14%
Prompt Care		(6) (9)	First Lien Term Loan	S +	6.00%	11.02%	9/1/2027	8,141,000	8,087,000	8,117,000	0.82%
Prompt Care (Delayed Draw)		(6) (9)	First Lien Term Loan	S +	6.00%	11.02%	9/1/2027	1,268,000	1,264,000	1,264,000	0.13%
QHR Holdco, Inc.	1573 Mallory Lane, Brentwood, TN, 37027, United States	(6) (10) (13)	First Lien Term Loan	S +	5.25%	10.20%	5/28/2027	7,621,000	7,577,000	7,678,000	0.78%
QHR Holdco, Inc. (Delayed Draw)		(6)	First Lien Term Loan	S +	5.25%	10.20%	5/28/2027	3,223,000	3,217,000	3,247,000	0.33%
QHR Holdco, Inc.		(6) (13)	First Lien Term Loan	S +	5.25%	10.20%	5/28/2027	3,223,000	3,185,000	3,247,000	0.33%
Smile Brands	100 Spectrum Center Drive, Irvine, CA, 92618, United States	(12)	Subordinated Debt	S +	9.62%	14.69% (PIK)	4/12/2028	11,139,000	11,087,000	9,428,000	0.95%
Solis Mammography	15601 Dallas Parkway, Addison, TX, 75001, United States	(6) (12) (13)	First Lien Term Loan	S +	4.50%	10.01%	4/17/2028	13,056,000	12,989,000	12,925,000	1.30%
Southern Veterinary Partners	2204 Lakeshore Drive, Birmingham, AL, 35209, United States	(9) (13) (14)	First Lien Term Loan	S +	3.75%	8.00%	10/5/2027	4,760,000	4,755,000	4,775,000	0.48%
Team Services Group	3131 Camino del Rio North, San Diego, CA, 92108, United States	(6) (14)	First Lien Term Loan	S +	5.00%	10.51%	12/20/2027	6,616,000	6,585,000	6,554,000	0.66%

Thorne HealthTech	152 West 57th Street, New York, NY, 10019, United States	(6) (13)	First Lien Term Loan	S +	5.50%	10.35%	10/16/2030	10,572,000	10,477,000	10,592,000	1.07%
TIDI Products	570 Enterprise Drive, Neenah, WI, 54956, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	5.50%	10.35%	12/19/2029	15,406,000	15,268,000	15,450,000	1.56%
TIDI Products (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.50%	10.35%	12/19/2029	4,085,000	—	12,000	—%
US Fertility	105 West Park Drive, Brentwood, TN, 37027, United States	(12)	Subordinated Debt	N/A		4.00% (Cash) 9.75% (PIK)	6/21/2028	13,475,000	13,211,000	13,411,000	1.35%
VMG Health	2515 McKinney Avenue, Dallas, TX, 75201, United States	(6) (13)	First Lien Term Loan	S +	5.00%	9.60%	4/16/2030	15,932,000	15,779,000	15,777,000	1.59%
Wellspring	5911 North Honore Avenue, Sarasota, FL, 34243, United States	(6) (12) (13)	First Lien Term Loan	S +	5.00%	9.70%	8/22/2028	7,330,000	7,283,000	7,259,000	0.73%
Wellspring		(6)	First Lien Term Loan	S +	5.00%	10.36%	8/22/2028	3,353,000	3,305,000	3,320,000	0.34%
Wellspring (Delayed Draw)		(12)	First Lien Term Loan	S +	5.00%	9.70%	8/22/2028	1,559,000	1,551,000	1,544,000	0.16%
Wellspring (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.70%	8/22/2028	3,756,000	2,553,000	2,530,000	0.26%
Wellspring		(6) (12) (13)	First Lien Term Loan	S +	5.00%	9.70%	8/22/2028	1,236,000	1,217,000	1,224,000	0.12%
Young Innovations	2260 Wendt Street, Algonquin, IL, 60102, United States	(6) (9) (13)	First Lien Term Loan	S +	5.75%	10.87%	12/3/2029	16,428,000	16,283,000	16,276,000	1.64%
Young Innovations (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.75%	10.87%	12/3/2029	3,448,000	—	(32,000)	—%
Total Healthcare & Pharmaceuticals									297,268,000	288,918,000	29.19%

High Tech Industries
AQ Holdco Inc. (Delayed Draw)	8800 West Baymeadows Way, Jacksonville, FL, 32256, United States	(6) (9) (13)	First Lien Term Loan	S +	5.75%	11.15%	4/15/2027	4,210,000	4,203,000	3,962,000	0.40%
AQ Holdco Inc. (Delayed Draw)		(6) (9) (12)	First Lien Term Loan	S +	5.75%	11.15%	4/15/2027	1,081,000	1,076,000	1,018,000	0.10%
AQ Holdco Inc. (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	5.75%	11.15%	4/15/2027	244,000	243,000	230,000	0.02%
Diligent Corporation (Delayed Draw)	61 West 23rd Street, New York, NY, 10010, United States	(9) (11) (12)	First Lien Term Loan	S +	5.00%	10.09%	8/2/2030	3,830,000	(18,000)	—	—%
Diligent Corporation		(6) (9) (12) (13)	First Lien Term Loan	S +	5.00%	10.09%	8/2/2030	3,830,000	3,811,000	3,830,000	0.39%
Diligent Corporation		(6) (9) (12) (13)	First Lien Term Loan	S +	5.00%	10.09%	8/2/2030	22,340,000	22,230,000	22,342,000	2.25%
Eliassen Group, LLC	55 Walkers Brook Drive, Reading, MA, 01867, United States	(6) (9) (13)	First Lien Term Loan	S +	5.75%	10.35%	4/14/2028	11,978,000	11,898,000	11,978,000	1.21%
Eliassen Group, LLC (Delayed Draw)		(6) (9)	First Lien Term Loan	S +	5.75%	10.88%	4/14/2028	862,000	861,000	862,000	0.09%

Evergreen Services Group II	555 Montgomery Street, San Francisco, CA, 94111, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	5.75%	10.35%	10/4/2030	16,034,000	15,815,000	16,243,000	1.64%
Evergreen Services Group II (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	5.75%	10.35%	10/4/2030	12,963,000	12,936,000	13,132,000	1.33%
Exterro, Inc.	2175 Northwest Raleigh Street, Portland, OR, 97210, United States	(6) (13)	First Lien Term Loan	S +	5.50%	10.67%	6/1/2027	9,474,000	9,474,000	9,593,000	0.97%
FineLine	3145 Medlock Bridge Road, Norcross, GA, 30071, United States	(12)	Subordinated Debt	S +	8.75%	13.62%	8/19/2028	2,453,000	2,430,000	2,453,000	0.25%
Go Engineer	739 East Fort Union Boulevard, Midvale, UT, 84047, United States	(6) (9) (13)	First Lien Term Loan	S +	5.00%	9.60%	12/21/2027	11,484,000	11,453,000	11,355,000	1.15%
Go Engineer (Delayed Draw)		(6) (9)	First Lien Term Loan	S +	5.00%	9.60%	12/21/2027	3,128,000	3,109,000	3,092,000	0.31%
Go Engineer		(9) (13)	First Lien Term Loan	S +	5.00%	9.60%	12/21/2027	5,351,000	5,300,000	5,291,000	0.53%
Infobase	1000 North West Street, Wilmington, DE, 19801, United States	(6)	First Lien Term Loan	S +	5.50%	11.01%	6/14/2028	4,298,000	4,268,000	4,298,000	0.43%
ITSavvy	2015 Spring Road, Oak Brook, IL, 60523, United States	(6)	First Lien Term Loan	S +	5.25%	10.20%	8/8/2028	7,735,000	7,682,000	7,735,000	0.78%
North Haven CS Acquisition Inc	92 Wall Street, Madison, CT, 06443, United States	(6)	First Lien Term Loan	S +	5.50%	10.93%	1/23/2025	5,734,000	5,734,000	5,792,000	0.58%
North Haven CS Acquisition Inc		(6) (12) (13)	First Lien Term Loan	S +	5.50%	10.93%	1/22/2027	22,243,000	22,062,000	22,465,000	2.26%
Options IT	5th Floor, 50 Pall Mall, London, England, United Kingdom	(9) (12)	First Lien Term Loan	S +	4.75%	9.35%	9/30/2031	685,000	678,000	678,000	0.07%
Options IT (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	4.75%	9.35%	9/30/2031	236,000	(1,000)	(2,000)	—%
Options IT		(9) (11) (12)	Revolving Loan	S +	4.75%	9.35%	3/31/2031	79,000	11,000	11,000	—%
Prosci, Inc.	1700 Market Street, Philadelphia, PA, 19103, United States	(6)	First Lien Term Loan	S +	4.50%	9.45%	10/21/2026	4,733,000	4,711,000	4,733,000	0.48%
Quickbase	255 State Street, Boston, MA, 02109, United States	(12) (13)	First Lien Term Loan	S +	4.00%	8.85%	10/2/2028	6,320,000	6,295,000	6,291,000	0.64%
SmartWave	1 Marmac Drive, Toronto, Ontario, M9W 1E7, Canada	(6) (12)	First Lien Term Loan	S +	6.00%	11.40%	11/5/2026	8,869,000	8,817,000	7,486,000	0.76%
Solve Industrial	1817 Westinghouse Boulevard, Charlotte, NC, 28273, United States	(12)	Subordinated Debt	N/A		10.00% (Cash) 2.00% (PIK)	6/30/2028	1,878,000	1,855,000	1,772,000	0.18%
Solve Industrial		(12)	Subordinated Debt	N/A		10.00% (Cash) 2.50% (PIK)	6/30/2028	806,000	794,000	772,000	0.08%
Solve Industrial (Delayed Draw)		(12)	Subordinated Debt	N/A		10.00% (Cash) 2.00% (PIK)	6/30/2028	2,151,000	2,151,000	2,029,000	0.20%
Velosio	5747 Perimeter Drive, Dublin, OH, 43017, United States	(6) (9) (13)	First Lien Term Loan	S +	5.25%	10.56%	3/1/2030	6,216,000	6,160,000	6,223,000	0.63%

Velosio (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.25%	10.56%	3/1/2030	1,284,000	—	1,000	—%
Total High Tech Industries									176,038,000	175,665,000	17.73%

Media: Advertising, Printing & Publishing
Tinuiti Inc.	111 West 33rd Street, New York, NY, 10120, United States	(6) (9) (12)	First Lien Term Loan	S +	5.25%	9.95%	12/10/2026	2,925,000	2,909,000	2,872,000	0.29%
Tinuiti Inc. (Delayed Draw)		(6) (9) (12)	First Lien Term Loan	S +	5.25%	9.95%	12/10/2026	1,912,000	1,911,000	1,877,000	0.19%
Tinuiti Inc. (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	5.25%	9.95%	12/10/2026	9,788,000	9,788,000	9,609,000	0.97%
Wpromote	101 Continental Boulevard, El Segundo, CA, 90245, United States	(6) (13)	First Lien Term Loan	S +	5.75%	11.05%	10/23/2028	4,346,000	4,280,000	4,351,000	0.44%
Wpromote (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.75%	11.05%	10/23/2028	588,000	(3,000)	1,000	—%
Total Media: Advertising, Printing & Publishing									18,885,000	18,710,000	1.89%

Media: Diversified & Production
BroadcastMed	400 North Ashley Drive, Tampa, FL, 33602, United States	(12)	Subordinated Debt	N/A		10.00% (Cash) 3.75% (PIK)	11/12/2027	3,615,000	3,565,000	3,466,000	0.35%
CVI Parent, Inc.	5155 East Eagle Drive, Mesa, AZ, 85215, United States	(6)	First Lien Term Loan	S +	4.50%	9.20%	8/12/2027	2,525,000	2,502,000	2,188,000	0.22%
CVI Parent, Inc.		(6)	First Lien Term Loan	S +	4.50%	9.20%	8/12/2027	2,872,000	2,856,000	2,489,000	0.25%
Spectrio	7624 Bald Cypress Place, Tampa, FL, 33614, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	6.00%	11.06%	12/9/2026	8,184,000	8,152,000	7,427,000	0.75%
Spectrio (Delayed Draw)		(6) (9) (12)	First Lien Term Loan	S +	6.00%	11.06%	12/9/2026	2,907,000	2,891,000	2,638,000	0.27%
Spectrio (Delayed Draw)		(9) (13)	First Lien Term Loan	S +	6.00%	11.06%	12/9/2026	443,000	442,000	400,000	0.04%
Total Media: Diversified & Production									20,408,000	18,608,000	1.88%

Retail
Syndigo	141 West Jackson Boulevard, Chicago, IL, 60604, United States	(6)	First Lien Term Loan	S +	4.50%	9.46%	12/15/2027	5,790,000	5,801,000	5,776,000	0.58%
Total Retail									5,801,000	5,776,000	0.58%

Services: Business
ALKU	100 Brickstone Square, Andover, MA, 01810, United States	(12) (13)	First Lien Term Loan	S +	6.25%	10.50%	5/23/2029	4,485,000	4,410,000	4,526,000	0.46%

ARMstrong	One Pierce Place, Itasca, IL, 60143, United States	(6) (13)	First Lien Term Loan	S +	5.75%	10.45%	10/8/2029	11,361,000	11,209,000	11,316,000	1.13%
ARMstrong (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.75%	11.13%	10/8/2029	3,846,000	281,000	290,000	0.03%
Bounteous	2100 Manchester Road, Wheaton, IL, 60187, United States	(12) (13)	First Lien Term Loan	S +	4.75%	9.91%	8/2/2027	5,306,000	5,277,000	5,306,000	0.54%
Bounteous		(12)	First Lien Term Loan	S +	4.75%	9.91%	8/2/2027	2,172,000	2,160,000	2,172,000	0.22%
Bounteous (Delayed Draw)		(12)	First Lien Term Loan	S +	4.75%	9.91%	8/2/2027	2,746,000	2,733,000	2,746,000	0.28%
Bounteous (Delayed Draw)		(12)	First Lien Term Loan	S +	4.75%	9.91%	8/2/2027	3,550,000	3,550,000	3,550,000	0.36%
Bullhorn	100 Summer Street, Boston, MA, 02110, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	5.00%	9.85%	10/1/2029	13,671,000	13,600,000	13,632,000	1.37%
BusinesSolver	1025 Ashworth Road, West Des Moines, IA, 50265, United States	(6) (9)	First Lien Term Loan	S +	5.50%	10.20%	12/1/2027	7,682,000	7,636,000	7,682,000	0.78%
BusinesSolver (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.50%	10.20%	12/1/2027	1,147,000	271,000	274,000	0.03%
Caldwell & Gregory	129 Broad Street Road, Manakin-Sabot, VA, 23103, United States	(12)	Subordinated Debt	S +	9.25%	13.85% (PIK)	3/29/2030	1,000,000	980,000	980,000	0.10%
Career Now	302 East Parent Avenue, Royal Oak, MI, 48067, United States	(12)	Subordinated Debt	N/A		13.00% (PIK)	3/30/2027	3,621,000	3,588,000	2,560,000	0.26%
Cornerstone Advisors of Arizona, LLC	7272 East Indian School Road, Scottsdale, AZ, 85251, United States	(6)	First Lien Term Loan	S +	5.50%	9.85%	9/24/2026	306,000	304,000	306,000	0.03%
Cornerstone Advisors of Arizona, LLC		(6)	First Lien Term Loan	S +	5.50%	9.85%	9/24/2026	2,277,000	2,268,000	2,277,000	0.23%
Cornerstone Advisors of Arizona, LLC (Delayed Draw)		(6)	First Lien Term Loan	S +	5.50%	9.85%	9/24/2026	209,000	208,000	209,000	0.02%
Cornerstone Advisors of Arizona, LLC		(6)	First Lien Term Loan	S +	5.50%	9.85%	9/24/2026	3,432,000	3,404,000	3,432,000	0.35%
CrossCountry Consulting	1600 Tysons Boulevard, McLean, VA, 22102, United States	(6) (9)	First Lien Term Loan	S +	4.75%	9.85%	6/1/2029	8,112,000	7,991,000	8,151,000	0.82%
CrossCountry Consulting (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	4.75%	9.85%	6/1/2029	3,320,000	(22,000)	16,000	—%
D&H United Fueling Solutions	8559 East North Belt, Humble, TX, 77396, United States	(6) (13)	First Lien Term Loan	S +	5.50%	10.51%	9/15/2028	7,434,000	7,327,000	7,322,000	0.74%
D&H United Fueling Solutions (Delayed Draw)		(6)	First Lien Term Loan	S +	5.50%	10.67%	9/15/2028	2,366,000	2,350,000	2,330,000	0.24%
D&H United Fueling Solutions (Delayed Draw)		(6)	First Lien Term Loan	S +	6.00%	11.42%	9/15/2028	1,559,000	1,553,000	1,561,000	0.16%
D&H United Fueling Solutions		(6) (13)	First Lien Term Loan	S +	6.00%	10.75%	9/15/2028	3,439,000	3,382,000	3,443,000	0.35%
D&H United Fueling Solutions (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.50%	10.90%	9/15/2028	5,153,000	1,617,000	1,563,000	0.16%

E78	1301 West 22nd Street, Oak Brook, IL, 60523, United States	(12)	First Lien Term Loan	S +	5.50%	10.45%	12/1/2027	5,557,000	5,524,000	5,531,000	0.56%
E78		(13)	First Lien Term Loan	S +	5.50%	10.45%	12/1/2027	1,427,000	1,418,000	1,420,000	0.14%
E78 (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.50%	10.51%	12/1/2027	15,233,000	—	(71,000)	(0.01%)
E78 (Delayed Draw)		(12) (13)	First Lien Term Loan	S +	5.50%	10.45%	12/1/2027	4,178,000	4,154,000	4,159,000	0.42%
E78 (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.50%	10.51%	12/1/2027	3,531,000	3,126,000	3,109,000	0.31%
Engage	4000 Hollywood Boulevard, Fort Lauderdale, FL, 33021, United States	(6) (9) (13)	First Lien Term Loan	S +	5.00%	9.85%	8/1/2029	9,594,000	9,467,000	9,502,000	0.96%
Engage (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.00%	9.85%	8/1/2029	9,295,000	4,136,000	4,066,000	0.41%
Engage (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.00%	9.85%	8/1/2029	1,074,000	(3,000)	(10,000)	—%
Esquire Deposition Services		(12)	Subordinated Debt	N/A		14.00% (PIK)	6/30/2029	1,738,000	1,698,000	1,696,000	0.17%
Evergreen Services Group	555 Montgomery Street, San Francisco, CA, 94111, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	6.25%	10.96%	6/15/2029	11,875,000	11,694,000	11,875,000	1.20%
Evergreen Services Group (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	6.25%	10.96%	6/15/2029	2,841,000	2,820,000	2,841,000	0.29%
Gabriel Partners, LLC	1300 East 9th Street, Cleveland, OH, 44114, United States	(6) (9) (13)	First Lien Term Loan	S +	6.25%	11.46%	9/21/2026	9,120,000	9,085,000	9,120,000	0.92%
Gabriel Partners, LLC (Delayed Draw)		(6) (9) (13)	First Lien Term Loan	S +	6.25%	11.46%	9/21/2026	1,519,000	1,519,000	1,519,000	0.15%
Gabriel Partners, LLC		(6) (9) (13)	First Lien Term Loan	S +	6.25%	11.46%	9/21/2026	3,765,000	3,749,000	3,765,000	0.38%
Image First	900 East Eighth Avenue, King of Prussia, PA, 19406, United States	(6) (12) (13)	First Lien Term Loan	S +	4.25%	8.85%	4/27/2028	7,771,000	7,756,000	7,771,000	0.78%
Integrated Power Services (Delayed Draw)	250 Executive Center Drive, Greenville, SC, 29615, United States	(11) (12)	First Lien Term Loan	S +	4.50%	9.46%	11/22/2028	5,112,000	(13,000)	—	—%
Integrated Power Services		(12)	First Lien Term Loan	S +	4.50%	9.46%	11/22/2028	2,045,000	2,042,000	2,045,000	0.21%
Lion Merger Sub, Inc.	921, chemin de la Rivière-du-Nord, Saint-Jérôme, Quebec, J7Y 5G2, Canada	(9) (13)	First Lien Term Loan	S +	6.50%	11.20%	12/17/2025	7,265,000	7,242,000	7,124,000	0.72%
Lion Merger Sub, Inc.		(9) (12) (13)	First Lien Term Loan	S +	6.50%	11.20%	12/17/2025	7,241,000	7,198,000	7,101,000	0.72%
LSCS Holdings, Inc. (Dohmen)	205 North Michigan Avenue, Chicago, IL, 60601, United States	(6) (12) (13)	First Lien Term Loan	S +	4.50%	9.46%	12/16/2028	9,936,000	9,897,000	9,891,000	1.00%
LYNX FRANCHISING, LLC	2426 Old Brick Road, Glen Allen, VA, 23060, United States	(6) (9)	First Lien Term Loan	S +	6.25%	11.46%	12/23/2026	9,725,000	9,656,000	9,713,000	0.98%

LYNX FRANCHISING, LLC		(9) (12) (13)	First Lien Term Loan	S +	6.25%	11.46%	12/23/2026	6,740,000	6,616,000	6,798,000	0.69%
Output Services Group, Inc.	900 Kimberly Drive, Carol Stream, IL, 60188, United States	(10) (12)	First Lien Term Loan	S +	8.00%	13.75%	5/30/2028	155,000	155,000	155,000	0.02%
Output Services Group, Inc.		(12)	First Lien Term Loan	S +	6.25%	12.00%	11/30/2028	837,000	837,000	837,000	0.08%
Phaidon	All Saints Street, London, England, N1 9PA, United Kingdom	(6) (7) (10) (13)	First Lien Term Loan	S +	5.50%	10.45%	8/22/2029	13,448,000	13,348,000	13,194,000	1.33%
PLZ Aeroscience	2651 Warrenville Road, Downers Grove, IL, 60515, United States	(12)	Subordinated Debt	S +	7.50%	12.46%	7/7/2028	13,500,000	13,242,000	12,399,000	1.25%
Press Ganey	1173 Ignition Drive, South Bend, IN, 46601, United States	(9) (12) (13) (14)	First Lien Term Loan	S +	3.50%	8.35%	4/30/2031	5,855,000	5,798,000	5,849,000	0.59%
Propark Mobility	1 Union Place, Hartford, CT, 06103, United States	(6)	First Lien Term Loan	S +	5.00%	9.85%	1/31/2029	6,772,000	6,670,000	6,766,000	0.68%
Propark Mobility (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.80%	1/31/2029	3,114,000	2,647,000	2,690,000	0.27%
Propark Mobility (Delayed Draw)		(12)	First Lien Term Loan	S +	6.25%	10.31%	1/31/2029	10,198,000	10,173,000	10,190,000	1.03%
Province	2360 Corporate Circle, Henderson, NV, 89074, United States	(12) (13)	First Lien Term Loan	S +	5.25%	10.10%	7/1/2030	5,194,000	5,143,000	5,146,000	0.52%
Riveron	2515 McKinney Avenue, Dallas, TX, 75201, United States	(6) (12) (13)	First Lien Term Loan	S +	6.25%	11.10%	7/6/2029	10,683,000	10,425,000	10,576,000	1.07%
Riveron (Delayed Draw)		(12)	First Lien Term Loan	S +	6.25%	11.04%	7/6/2029	1,603,000	1,586,000	1,586,000	0.16%
Safety Infrastructure Services	3314 56th Street, Eau Claire, WI, 54703, United States	(12) (13)	First Lien Term Loan	S +	4.75%	9.35%	7/21/2028	7,103,000	7,034,000	7,035,000	0.71%
Scaled Agile	5400 Airport Boulevard, Boulder, CO, 80301, United States	(6) (9)	First Lien Term Loan	S +	5.50%	10.20%	12/15/2028	7,875,000	7,820,000	7,048,000	0.71%
Scaled Agile (Delayed Draw)		(9) (12)	First Lien Term Loan	S +	5.50%	10.89%	12/15/2028	387,000	387,000	347,000	0.04%
System One	210 Sixth Avenue, Pittsburgh, PA, 15222, United States	(6) (12)	First Lien Term Loan	S +	3.75%	8.50%	3/2/2028	3,212,000	3,212,000	3,212,000	0.32%
Technical Safety Services	620 Hearst Avenue, Berkeley, CA, 94710, United States	(6)	First Lien Term Loan	S +	5.50%	10.45%	6/22/2029	6,720,000	6,669,000	6,720,000	0.68%
Technical Safety Services (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.50%	10.45%	6/22/2029	6,371,000	4,677,000	4,740,000	0.48%
Technical Safety Services		(6) (12)	First Lien Term Loan	S +	5.50%	10.45%	6/22/2029	1,876,000	1,851,000	1,876,000	0.19%
Trilon Group	1200 17th Street, Denver, CO, 80202, United States	(6) (12) (13)	First Lien Term Loan	S +	5.50%	10.95%	5/27/2029	27,826,000	27,663,000	27,561,000	2.77%
Trilon Group (Delayed Draw)		(12)	First Lien Term Loan	S +	5.50%	10.90%	5/29/2029	1,875,000	1,866,000	1,857,000	0.19%

Vistage	4840 Eastgate Mall, San Diego, CA, 92121, United States	(6) (9)	First Lien Term Loan	S +	4.75%	9.35%	7/13/2029	4,952,000	4,929,000	4,959,000	0.50%
Vital Records Control	5384 Poplar Avenue, Memphis, TN, 38119, United States	(6) (9)	First Lien Term Loan	S +	5.50%	11.01%	6/29/2027	4,547,000	4,517,000	4,547,000	0.46%
Vital Records Control		(6) (9)	First Lien Term Loan	S +	5.75%	10.88%	6/29/2027	331,000	328,000	331,000	0.03%
Total Services: Business									335,835,000	334,230,000	33.74%

Services: Consumer
360 Training	6504 Bridge Point Parkway, Austin, TX, 78730, United States	(13)	First Lien Term Loan	S +	5.00%	9.85%	8/2/2028	3,447,000	3,416,000	3,447,000	0.35%
360 Training (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.00%	9.85%	8/2/2028	3,093,000	—	—	—%
All My Sons	2400 Old Mill Road, Carrollton, TX, 75007, United States	(6)	First Lien Term Loan	S +	4.75%	9.71%	10/25/2028	5,219,000	5,185,000	5,186,000	0.52%
Apex Services (Delayed Draw)	201 East Kennedy Boulevard, Tampa, FL, 33602, United States	(9) (11) (12)	First Lien Term Loan	S +	5.00%	9.86%	10/24/2030	154,000	16,000	16,000	—%
Apex Services (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.00%	9.86%	10/24/2030	156,000	(1,000)	(2,000)	—%
Apex Services		(9) (11) (12)	Revolving Loan	S +	5.00%	9.86%	10/24/2029	55,000	(1,000)	(1,000)	—%
Apex Services		(9) (11) (12)	First Lien Term Loan	S +	5.00%	9.86%	10/24/2030	635,000	(6,000)	(6,000)	—%
Excel Fitness	1901 West Braker Lane, Austin, TX, 78758, United States	(6) (13)	First Lien Term Loan	S +	5.25%	9.85%	4/27/2029	9,850,000	9,763,000	9,761,000	0.99%
Excel Fitness (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.50%	10.10%	4/27/2029	2,371,000	(16,000)	—	—%
Fairway Lawns	10401 Colonel Glenn Road, Little Rock, AR, 72204, United States	(12)	Subordinated Debt	N/A		8.00% (Cash) 5.00% (PIK)	5/17/2029	2,871,000	2,813,000	2,804,000	0.28%
Fairway Lawns (Delayed Draw)		(12)	Subordinated Debt	N/A		8.00% (Cash) 5.00% (PIK)	5/17/2029	6,597,000	6,597,000	6,443,000	0.65%
Fairway Lawns (Delayed Draw)		(11) (12)	Subordinated Debt	N/A		8.00% (Cash) 5.00% (PIK)	5/17/2029	6,234,000	2,874,000	2,729,000	0.28%
Legacy Service Partners	2701 North Rocky Point Boulevard, Tampa, FL, 33607, United States	(6) (12) (13)	First Lien Term Loan	S +	5.25%	10.00%	1/9/2029	10,085,000	9,927,000	10,037,000	1.02%
Legacy Service Partners (Delayed Draw)		(6)	First Lien Term Loan	S +	5.25%	10.14%	1/9/2029	4,700,000	4,683,000	4,678,000	0.47%
Liberty Group	5718 Westheimer Road, Houston, TX, 77057, United States	(6) (9) (13)	First Lien Term Loan	S +	5.75%	11.12%	6/15/2028	3,899,000	3,872,000	3,899,000	0.39%
Liberty Group (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.75%	10.93%	6/15/2028	742,000	293,000	293,000	0.03%
NearU	Charlotte, NC, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	6.00%	11.03%	8/16/2028	8,673,000	8,633,000	8,270,000	0.83%

NearU (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	6.00%	11.54%	8/16/2028	1,220,000	—	(57,000)	(0.01%)
NearU (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	6.00%	11.54%	8/16/2028	1,427,000	—	(66,000)	(0.01%)
NearU (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	6.00%	11.54%	8/16/2028	145,000	—	(7,000)	—%
NJEye, LLC	98 James Street, Edison, NJ, 08820, United States	(6)	First Lien Term Loan	S +	4.75%	10.25%	3/14/2025	5,298,000	5,291,000	5,298,000	0.53%
NJEye, LLC (Delayed Draw)		(6)	First Lien Term Loan	S +	4.75%	10.23%	3/14/2025	694,000	694,000	694,000	0.07%
NJEye, LLC (Delayed Draw)		(12)	First Lien Term Loan	S +	4.75%	10.03%	3/14/2025	884,000	883,000	884,000	0.09%
NJEye, LLC		(6)	First Lien Term Loan	S +	4.75%	10.31%	3/14/2025	883,000	883,000	883,000	0.09%
North Haven Spartan US Holdco LLC	Brighton, MI, United States	(6)	First Lien Term Loan	S +	5.75%	10.69%	6/8/2026	2,483,000	2,482,000	2,483,000	0.25%
North Haven Spartan US Holdco LLC (Delayed Draw)		(6)	First Lien Term Loan	S +	5.75%	10.85%	6/8/2026	215,000	215,000	215,000	0.02%
North Haven Spartan US Holdco LLC (Delayed Draw)		(11) (13)	First Lien Term Loan	S +	5.75%	11.00%	6/8/2026	3,260,000	(8,000)	—	—%
One World Fitness PFF, LLC	5 Industrial Drive, Windham, NH, 03087, United States	(6)	First Lien Term Loan	S +	5.25%	9.95% (Cash) 1.00% (PIK)	11/26/2025	3,879,000	3,880,000	3,670,000	0.37%
Palmetto Exterminators	4055 Faber Place Drive, North Charleston, SC, 29405, United States	(12)	Subordinated Debt	N/A		9.00% (Cash) 4.00% (PIK)	1/28/2030	864,000	844,000	843,000	0.09%
Palmetto Exterminators (Delayed Draw)		(12)	Subordinated Debt	N/A		9.00% (Cash) 4.00% (PIK)	1/28/2030	660,000	652,000	644,000	0.07%
Perennial Services Group	255 Greenwood Avenue, Midland Park, NJ, 07432, United States	(6)	First Lien Term Loan	S +	5.50%	10.66%	9/7/2029	6,682,000	6,598,000	6,749,000	0.68%
Perennial Services Group (Delayed Draw)		(6) (12)	First Lien Term Loan	S +	5.50%	10.66%	9/7/2029	5,980,000	5,971,000	6,040,000	0.61%
Repipe Specialists	245 East Olive Avenue, Burbank, CA, 91502, United States	(12)	Subordinated Debt	N/A		3.33% (Cash) 9.17% (PIK)	3/18/2029	2,552,000	2,516,000	2,005,000	0.20%
Repipe Specialists (Delayed Draw)		(12)	Subordinated Debt	N/A		3.33% (Cash) 9.17% (PIK)	3/18/2029	221,000	221,000	173,000	0.02%
Total Services: Consumer									89,170,000	88,005,000	8.88%

Sovereign & Public Finance
LMI	7940 Jones Branch Drive, Tysons, VA, 22102, United States	(6) (12) (13)	First Lien Term Loan	S +	5.50%	10.36%	7/18/2028	12,163,000	12,058,000	12,216,000	1.23%
Total Sovereign & Public Finance									12,058,000	12,216,000	1.23%

Telecommunications
BCM One	295 Madison Avenue, New York, NY, 10017, United States	(6)	First Lien Term Loan	S +	4.50%	9.08%	11/17/2027	5,729,000	5,729,000	5,729,000	0.58%

BCM One (Delayed Draw)		(6)	First Lien Term Loan	S +	4.50%	9.45%	11/17/2027	1,813,000	1,813,000	1,813,000	0.18%
MBS Holdings, Inc.	1 Concourse Parkway NorthEast, Atlanta, GA, 30328, United States	(6) (9)	First Lien Term Loan	S +	6.25%	11.09%	4/16/2027	1,814,000	1,790,000	1,832,000	0.18%
MBS Holdings, Inc.		(6) (9) (13)	First Lien Term Loan	S +	5.75%	10.59%	4/16/2027	9,976,000	9,930,000	9,976,000	1.01%
MBS Holdings, Inc.		(6) (9)	First Lien Term Loan	S +	6.50%	11.34%	4/16/2027	1,305,000	1,285,000	1,318,000	0.13%
Mobile Communications America Inc	135 North Church Street, Spartanburg, SC, 29306, United States	(6) (12) (13)	First Lien Term Loan	S +	5.25%	10.26%	10/16/2029	18,367,000	18,148,000	18,530,000	1.87%
Mobile Communications America Inc (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.25%	10.44%	10/16/2029	5,968,000	763,000	854,000	0.09%
Sapphire Telecom Inc	Suite 942, Europort Europort Road, Gibraltar, United Kingdom	(6) (12) (13)	First Lien Term Loan	S +	5.00%	9.60%	6/27/2029	19,091,000	18,905,000	19,051,000	1.92%
Tyto Athene	12901 Worldgate Drive, Herndon, VA, 20170, United States	(6) (12)	First Lien Term Loan	S +	4.75%	10.23%	4/3/2028	7,157,000	7,112,000	6,863,000	0.69%
Total Telecommunications									65,475,000	65,966,000	6.65%

Transportation: Cargo
Armstrong Transport Group	1120 South Tryon, Charlotte, NC, 28203, United States	(12)	Subordinated Debt	N/A		17.00% (PIK)	6/30/2027	1,062,000	1,043,000	1,043,000	0.11%
Armstrong Transport Group		(12)	Subordinated Debt	N/A		7.00% (Cash) 7.00% (PIK)	6/30/2027	7,484,000	7,349,000	7,350,000	0.74%
Kamps Pallets	665 Seward Avenue North West, Grand Rapids, MI, 49504, United States	(6) (13)	First Lien Term Loan	S +	6.00%	11.41%	12/23/2026	9,800,000	9,686,000	9,503,000	0.95%
Kenco	2001 Riverside Drive, Chattanooga, TN, 37406, United States	(6) (12) (13)	First Lien Term Loan	S +	4.25%	8.99%	11/15/2029	21,939,000	21,773,000	22,140,000	2.24%
Kenco (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	4.25%	8.99%	11/15/2029	3,839,000	(27,000)	35,000	—%
Kenco (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	4.25%	8.99%	11/15/2029	4,111,000	(39,000)	38,000	—%
Quantix SCS, LLC	24 Waterway Avenue, The Woodlands, TX, 77380, United States	(6) (9)	First Lien Term Loan	S +	6.75%	12.22%	8/3/2026	256,000	255,000	242,000	0.02%
Quantix SCS, LLC		(6) (9)	First Lien Term Loan	S +	6.75%	12.22%	8/3/2026	888,000	886,000	840,000	0.08%
Quantix SCS, LLC		(6) (9)	First Lien Term Loan	S +	6.75%	12.22%	8/3/2026	180,000	179,000	170,000	0.02%
Quantix SCS, LLC		(6) (9)	First Lien Term Loan	S +	6.75%	12.22%	8/3/2026	4,333,000	4,324,000	4,102,000	0.41%
Quantix SCS, LLC		(9) (13)	First Lien Term Loan	S +	6.75%	12.22%	8/3/2026	1,348,000	1,341,000	1,277,000	0.13%
RoadOne	1 Kellaway Drive, Randolph, MA, 02368, United States	(12)	Subordinated Debt	N/A		8.75% (Cash) 5.00% (PIK)	6/30/2029	4,882,000	4,772,000	4,749,000	0.48%

Seko Global Logistics LLC	1501 East Woodfield Road, Schaumburg, IL, 60173, United States	(12) (16)	Subordinated Debt	S +	9.62%	10.48% (Cash) 5.50% (PIK)	6/30/2027	5,905,000	5,844,000	973,000	0.10%
Seko Global Logistics LLC		(12) (16)	Subordinated Debt	S +	9.62%	10.48% (Cash) 5.50% (PIK)	6/30/2027	4,098,000	4,051,000	675,000	0.07%
Seko Global Logistics LLC		(6) (16)	First Lien Term Loan	S +	8.00%	13.43%	12/30/2026	1,122,000	1,117,000	788,000	0.08%
Seko Global Logistics LLC (Delayed Draw)		(12) (16)	Subordinated Debt	S +	8.00%	7.93% (Cash) 5.50% (PIK)	6/30/2027	923,000	923,000	152,000	0.02%
Seko Global Logistics LLC (Delayed Draw)		(6) (12) (16)	First Lien Term Loan	S +	8.00%	13.43%	12/30/2026	4,473,000	4,473,000	3,143,000	0.32%
Seko Global Logistics LLC		(6) (16)	First Lien Term Loan	S +	8.00%	13.43%	12/30/2026	1,513,000	1,505,000	1,063,000	0.11%
TI Acquisition NC, LLC	PO Box 4758, Emerald Isle, NC, 28594, United States	(6)	First Lien Term Loan	S +	4.75%	9.35%	3/19/2027	2,759,000	2,708,000	2,729,000	0.28%
Total Transportation: Cargo									72,163,000	61,012,000	6.16%

Transportation: Consumer
Alternative Logistics Technologies Buyer, LLC	5680 Greenwood Plaza Boulevard, Greenwood Village, CO, 80111, United States	(6) (9) (12) (13)	First Lien Term Loan	S +	5.25%	10.10%	2/14/2031	10,586,000	10,490,000	10,484,000	1.05%
Alternative Logistics Technologies Buyer, LLC (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.25%	10.10%	2/14/2031	3,040,000	—	(29,000)	—%
American Student Transportation Partners	Media, PA, 19063, United States	(12)	Subordinated Debt	N/A		6.00% (Cash) 8.50% (PIK)	9/11/2029	2,216,000	2,168,000	2,161,000	0.22%
Total Transportation: Consumer									12,658,000	12,616,000	1.27%

Utilities: Electric
CRCI Holdings Inc	6504 Bridge Point Parkway, Austin, TX, 78730, United States	(9) (12) (13)	First Lien Term Loan	S +	5.00%	9.85%	8/27/2031	10,460,000	10,356,000	10,359,000	1.05%
CRCI Holdings Inc (Delayed Draw)		(9) (11) (12)	First Lien Term Loan	S +	5.00%	9.85%	8/27/2031	2,615,000	(13,000)	(25,000)	—%
CRCI Holdings Inc		(9) (11) (12)	Revolving Loan	S +	5.00%	9.85%	8/27/2031	1,925,000	944,000	944,000	0.10%
DMC Power	623 East Artesia Boulevard, Carson, CA, 90746, United States	(6)	First Lien Term Loan	S +	5.75%	11.05%	7/13/2029	4,962,000	4,899,000	4,992,000	0.50%
DMC Power (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	5.75%	11.05%	7/13/2029	1,671,000	(3,000)	10,000	—%
Pinnacle Supply Partners, LLC	1424 Ohio Avenue, Dunbar, WV, 25064, United States	(6)	First Lien Term Loan	S +	6.25%	11.37%	4/3/2030	6,284,000	6,178,000	6,243,000	0.63%
Pinnacle Supply Partners, LLC (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	6.25%	11.68%	4/3/2030	3,629,000	1,364,000	1,363,000	0.14%
Total Utilities: Electric									23,725,000	23,886,000	2.42%

Utilities: Water
USA Water	363 North Sam Houston Parkway East, Houston, TX, 77060, United States	(6) (12)	First Lien Term Loan	S +	4.75%	9.60%	2/21/2031	7,857,000	7,786,000	7,849,000	0.79%
USA Water (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	4.75%	10.01%	2/21/2031	3,037,000	334,000	331,000	0.04%
Total Utilities: Water									8,120,000	8,180,000	0.83%

Wholesale
Ergotech (INS)	3321 Essex Drive, Richardson, TX, 75082, United States	(6) (13)	First Lien Term Loan	S +	6.50%	11.91%	1/19/2029	7,885,000	7,766,000	7,895,000	0.80%
Ergotech (INS) (Delayed Draw)		(11) (12)	First Lien Term Loan	S +	6.50%	11.91%	1/19/2029	1,979,000	(29,000)	3,000	—%
Industrial Service Group	318 Neeley Street, Sumter, SC, 29150, United States	(6)	First Lien Term Loan	S +	5.75%	11.00%	12/7/2028	6,476,000	6,376,000	6,405,000	0.65%
Industrial Service Group (Delayed Draw)		(6)	First Lien Term Loan	S +	5.75%	11.00%	12/7/2028	3,372,000	3,359,000	3,335,000	0.34%
Micronics	1201 Riverfront Parkway, Chattanooga, TN, 37402, United States	(12)	Subordinated Debt	S +	5.25%	10.12%	2/17/2027	2,450,000	2,412,000	2,409,000	0.24%
TPC Wire & Cable Corp	9600 Valley View Road, Macedonia, OH, 44056, United States	(12)	Subordinated Debt	N/A		11.00% (Cash) 1.50% (PIK)	2/16/2028	2,261,000	2,244,000	2,225,000	0.22%
TPC Wire & Cable Corp (Delayed Draw)		(12)	Subordinated Debt	N/A		11.00% (Cash) 1.50% (PIK)	2/16/2028	925,000	924,000	911,000	0.09%
TPC Wire & Cable Corp (Delayed Draw)		(12)	Subordinated Debt	N/A		11.00% (Cash) 1.50% (PIK)	2/16/2028	1,723,000	1,723,000	1,696,000	0.17%
Total Wholesale									24,775,000	24,879,000	2.51%

Total Debt Investments									2,045,483,000	2,013,062,000	203.23%

Equity Investments

Aerospace & Defense
Turbine Engine Specialists	600 Railhead Road, Fort Worth, TX, 76106, United States	(8) (12) (15)	Class A-1 Units				9/1/2023	1,530,000,000	1,530,000	1,728,000	0.17%
Total Aerospace & Defense									1,530,000	1,728,000	0.17%

Automotive
Covercraft	100 Enterprise Boulevard, Pauls Valley, OK, 73075, United States	(8) (12)	LP Interests				8/20/2021	768,000	768,000	299,000	0.03%

High Bar Brands	2701 Southwest 18th Street, Owatonna, MN, 55060, United States	(8) (10) (12)	Class A Units	12/19/2023	303,000,000	303,000	396,000	0.04%
S&S Truck Parts	600 West Irving Park Road, Schaumburg, IL, 60193, United States	(8) (12)	Partnership Units	3/1/2022	4,000	378,000	343,000	0.03%
S&S Truck Parts		(8) (12)	Common Units	8/1/2022	78,543,000	290,000	71,000	0.01%
S&S Truck Parts		(8) (10) (12)	Partnership Interests	6/3/2024	1,000,000	1,000,000	977,000	0.10%
S&S Truck Parts		(8) (12)	Warrants	6/3/2024	1,000,000	1,000	—	—%
Total Automotive						2,740,000	2,086,000	0.21%

Beverage, Food & Tobacco
Bardstown Bourbon Company	1500 Parkway Drive, Bardstown, KY, 40004, United States	(8) (10) (12)	Common Units	7/13/2022	14,777,000	1,860,000	2,016,000	0.20%
Fresh Edge	4501 Massachusetts Avenue, Indianapolis, IN, 46218, United States	(8) (12)	Class B Common Units	10/3/2022	698,000	5,000	71,000	0.01%
Fresh Edge		(8) (12)	Class A Preferred Units	10/3/2022	698,000	698,000	801,000	0.08%
Tech24	80 International Drive, Greenville, SC, 29615, United States	(8) (12)	Company Unit	10/5/2023	954,000	954,000	1,005,000	0.10%
Total Beverage, Food & Tobacco						3,517,000	3,893,000	0.39%

Capital Equipment
Crete	3700 South Boulevard, Charlotte, NC, 28209, United States	(8) (12)	Equity Co-Investment	5/7/2022	24,000	249,000	843,000	0.09%
EFC International	1940 Craigshire, Saint Louis, MO, 63146-4008, United States	(8) (10) (12)	Class A Common Units	2/28/2023	148,000	60,000	146,000	0.01%
EFC International		(8) (10) (12)	Series A Preferred Units	2/28/2023	148,000	148,000	168,000	0.02%
E-Technologies / Superior	8614 Jacquemin Drive, West Chester Township, OH, 45069, United States	(8) (12)	Partnership Interests	5/22/2024	1,000,000,000	1,000,000	806,000	0.08%
Precision Surfacing Solutions	501 West Algonquin Road, Mount Prospect, IL, 60056, United States	(8) (10) (12)	Common Units	10/3/2022	3,750,000,000	3,750,000	6,000,000	0.61%
Total Capital Equipment						5,207,000	7,963,000	0.81%

Construction & Building
Erie Construction	3516 Granite Circle, Toledo, OH, 43617, United States	(8) (12)	Common Units	7/27/2021	166,000	166,000	528,000	0.05%

Gannett Fleming	207 Senate Avenue, Harrisburg, PA, 17011-2316, United States	(8) (12)	Series F Units	5/26/2023	1,272,139,000	1,272,000	1,622,000	0.17%
Gannett Fleming		(8) (12) (15)	Limited Partnership Interests	12/20/2022	894,607,000	895,000	1,141,000	0.12%
Total Construction & Building						2,333,000	3,291,000	0.34%

Consumer Goods: Non-durable
FoodScience LLC	929 Harvest Lane, Williston, VT, 05452, United States	(8) (12)	Class B Units	3/1/2021	5,168,000	5,000	112,000	0.01%
FoodScience LLC		(8) (12)	Class A Units	3/1/2021	98,000	98,000	137,000	0.01%
Ultima	4 Essex Avenue, Bernardsville, NJ, 07924, United States	(8) (12)	Preferred Units	9/12/2022	15,000	170,000	226,000	0.02%
Total Consumer Goods: Non-durable						273,000	475,000	0.04%

Containers, Packaging & Glass
Oliver Inc	10 Gilpin Avenue, Hauppauge, NY, 11788, United States	(8) (12)	Class A Common Units	7/6/2022	11,916,000	1,131,000	742,000	0.07%
Specialized Packaging Group (SPG)	180 Grand Avenue, Oakland, CA, 94612, United States	(7) (8) (10) (12)	Class A Units	12/17/2020	147,708,000	148,000	168,000	0.02%
Total Containers, Packaging & Glass						1,279,000	910,000	0.09%

Healthcare & Pharmaceuticals
Anne Arundel	1306 Concourse Drive, Linthicum Heights, MD, 21090, United States	(8) (12)	AA Equity Co-Invest	9/14/2023	12,175,000	880,000	—	—%
Health Management Associates	2501 Woodlake Circle, Okemos, MI, 48864, United States	(8) (12)	Class A Common Units	3/31/2023	399,904,000	400,000	485,000	0.05%
HemaSource	485 South 5700 West, Salt Lake City, UT, 84104, United States	(8) (12)	LP Interests	8/31/2023	577,000,000	577,000	726,000	0.07%
Mosaic Dental	16703 SouthEast McGillivray Boulevard, Vancouver, WA, 98683, United States	(8) (10) (12)	Class A2 Units	2/7/2023	245,000	245,000	212,000	0.02%
Total Healthcare & Pharmaceuticals						2,102,000	1,423,000	0.14%

High Tech Industries
ITSavvy	2015 Spring Road, Oak Brook, IL, 60523, United States	(8) (12)	Class A Common Units	8/8/2022	522,000	522,000	1,791,000	0.18%
Solve Industrial	1817 Westinghouse Boulevard, Charlotte, NC, 28273, United States	(8) (12)	LP Interests	6/30/2021	313,000	313,000	140,000	0.01%

Total High Tech Industries						835,000	1,931,000	0.19%

Media: Diversified & Production
BroadcastMed	400 North Ashley Drive, Tampa, FL, 33602, United States	(8) (12)	Series A-3 Preferred Units	10/4/2022	56,899,000	853,000	741,000	0.07%
Total Media: Diversified & Production						853,000	741,000	0.07%

Services: Business
Apex Companies	2101 Gaither Road, Rockville, MD, 20850, United States	(8) (10) (12)	Class A Membership Interests	1/31/2023	1,173,000	117,000	139,000	0.01%
Career Now	302 East Parent Avenue, Royal Oak, MI, 48067, United States	(8) (12)	Common Equity	9/30/2021	624,000	624,000	—	—%
Career Now		(8) (12)	Series B Limited Partnership Units	10/14/2023	222,000	22,000	—	—%
E78	1301 West 22nd Street, Oak Brook, IL, 60523, United States	(8) (12)	Class A Common Units	12/1/2021	816,000	860,000	900,000	0.09%
Esquire Deposition Services	1500 Centre Parkway, Atlanta, GA, 30344, United States	(8) (12)	Class A Limited Partnership Units	7/1/2024	2,424,000	320,000	242,000	0.02%
Output Services Group, Inc.	900 Kimberly Drive, Carol Stream, IL, 60188, United States	(8) (10) (12)	Class A Units	11/30/2023	47,021,000	833,000	907,000	0.10%
Riveron	2515 McKinney Avenue, Dallas, TX, 75201, United States	(8) (12)	Class A Units	7/17/2023	790,000	790,000	776,000	0.08%
Total Services: Business						3,566,000	2,964,000	0.30%

Services: Consumer
Legacy Service Partners	2701 North Rocky Point Boulevard, Tampa, FL, 33607, United States	(8) (12)	Class B Units	1/9/2023	4,907,000	491,000	606,000	0.06%
NearU	Charlotte, NC, United States	(8) (9) (12)	Limited Partnership Interests	8/8/2022	2,432,000	243,000	186,000	0.02%
Palmetto Exterminators	4055 Faber Place Drive, North Charleston, SC, 29405, United States	(8) (12)	Class A Units	7/31/2023	997,000,000	1,117,000	1,202,000	0.13%
Perennial Services Group	255 Greenwood Avenue, Midland Park, NJ, 07432, United States	(8) (10) (12)	Class A Units	9/8/2023	7,784,000	778,000	1,125,000	0.11%
Repipe Specialists	245 East Olive Avenue, Burbank, CA, 91502, United States	(8) (10) (12)	Purchased Units	3/18/2022	253,000	253,000	12,000	—%
Total Services: Consumer						2,882,000	3,131,000	0.32%

Sovereign & Public Finance
LMI	7940 Jones Branch Drive, Tysons, VA, 22102, United States	(8) (12)	Limited Partnership Interests		7/18/2022	633,980,000	634,000	1,295,000	0.13%
Total Sovereign & Public Finance							634,000	1,295,000	0.13%

Transportation: Cargo
RoadOne	1 Kellaway Drive, Randolph, MA, 02368, United States	(8) (12)	Partnership Units		12/29/2022	1,173,220,000	939,000	1,093,000	0.11%
Seko Global Logistics LLC	1501 East Woodfield Road, Schaumburg, IL, 60173, United States	(8) (12)	Equity Co-Invest		12/30/2020	671,203,000	332,000	—	—%
Total Transportation: Cargo							1,271,000	1,093,000	0.11%

Transportation: Consumer
American Student Transportation Partners	Media, PA, 19063, United States	(8) (12)	Limited Partnership Interest		9/11/2023	102,475,000	102,000	94,000	0.01%
Total Transportation: Consumer							102,000	94,000	0.01%

Utilities: Electric
Pinnacle Supply Partners, LLC	1424 Ohio Avenue, Dunbar, WV, 25064, United States	(8) (12)	Subject Partnership Units		4/3/2023	279,687,000	280,000	251,000	0.03%
Total Utilities: Electric							280,000	251,000	0.03%

Utilities: Water
USA Water	363 North Sam Houston Parkway East, Houston, TX, 77060, United States	(8) (10) (12)	Common Units		2/21/2024	4,781,000	478,000	556,000	0.06%
Utilities: Water							478,000	556,000	0.06%

Total Equity Investments							29,882,000	33,825,000	3.41%

Cash Equivalents
BlackRock Liquidity Funds T-Fund - Institutional Class				4.76%		62,452,000	62,452,000	62,452,000	6.30%
First American Government Obligations Fund - Class Z				4.75%		28,000	28,000	28,000	—%
Total Cash Equivalents							$62,480,000	$62,480,000	6.30%

Total Investments and Cash Equivalents	$2,137,845,000	$2,109,367,000	212.94%

_______________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a portfolio company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)Unless otherwise indicated, issuers of debt and equity held by the Company are domiciled in the United States.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S"), which reset monthly or quarterly. For each such investment, the Company has provided the spread over SOFR and the current contractual interest rate in effect at September 30, 2024. As of September 30, 2024, rates for 1M S, 3M S, 6M S, 12M S ("SOFR") are 4.85%, 4.59%, 4.25%, and 3.78% respectively. Certain investments are subject to a SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 4 "Fair Value Measurements" in our most recent Quarterly Report on Form 10-Q for more information.
(5)Percentage is based on net assets of $990,609 as of September 30, 2024.
(6)Denotes that all or a portion of the assets are owned by CLO-I, CLO-II and/or CLO-III, which serve as collateral for the 2022 Debt Securitization, the 2023 Debt Securitization, and 2024 Debt Securitization (each as defined in the Notes). See Note 6 "Secured Borrowings" in our most recent Quarterly Report on Form 10-Q.
(7)This portfolio company is not domiciled in the United States. The principal place of business for Specialized Packing Group and Commercial Bakeries is Canada. The principal place of business for Phaidon International is the United Kingdom. The principal place of business for Insulation Technology Group is Germany.
(8)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be a “restricted security” under the Securities Act. As of September 30, 2024, the Company held forty-nine restricted securities with an aggregate fair value of $33,825, or 3.41% of the Company’s net assets.
(9)Investment is a unitranche position.
(10)The investment is considered a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company's total assets. As of September 30, 2024, total non-qualifying assets at fair value represented 5.30% of the Company's total assets calculated in accordance with the 1940 Act.
(11)Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. See Note 7 "Commitments and Contingencies" in our most recent Quarterly Report on Form 10-Q. The investment may be subject to unused commitment fees.
(12)Denotes that all or a portion of the assets are owned by the Company or NCDL Equity Holdings. The Company entered into a senior secured revolving credit agreement (the “Revolving Credit Facility”). The Revolving Credit Facility is guaranteed by NCDL Equity Holdings and will be guaranteed by certain subsidiaries of the Company that are formed or acquired by the Company in the future.
(13)Denotes that all or a portion of the assets are owned by SPV IV and/or SPV V. SPV IV has entered into a senior secured revolving credit facility (the “SMBC Financing Facility”). The lenders of the SMBC Financing Facility have a first lien security interest in substantially all of the assets of SPV IV. Accordingly, such assets are not available to other creditors of the Company. SPV V has entered into a senior secured revolving credit facility (the “Wells Fargo Financing Facility”). The lenders of the Wells Fargo Financing Facility have a first lien security interest in substantially all of the assets of SPV V. Accordingly, such assets are not available to other creditors of the Company.
(14)Investments valued using observable inputs (Level 2). See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 4 "Fair Value Measurements" in our most recent Quarterly Report on Form 10-Q for more information.
(15)Represents an investment held through an aggregator vehicle organized as a pooled investment vehicle.
(16)Loan was on non-accrual status as of September 30, 2024.

MANAGEMENT
The information in the sections entitled “Information about the Director Nominees and Directors,” “Board Leadership Structure,” “The Board’s Role in Risk Oversight and Compliance,” and “Committees of the Board” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The information in the sections entitled “Certain Relationships and Related Party Transactions” and “Independent Directors” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The information in the section entitled “Security Ownership of Management and Certain Beneficial Owners” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated herein by reference.

PORTFOLIO MANAGEMENT
Subject to the overall supervision of our Board, Churchill will manage the day-to-day operations of, and provide investment advisory and management services to, us. All investment decisions for us require the unanimous approval of the members of the investment committee (the “Investment Committee”), which is comprised of senior investment personnel of the investment teams. The members of the Investment Committee are Kenneth Kencel, Jason Strife, Mathew Linett and Randy Schwimmer, each of whom is considered to be a portfolio manager. The Investment Committee is also advised by the Senior Loan Investment Committee and the PEJC Investment Committee, respectively. The Senior Loan Investment Committee is currently comprised of Kenneth Kencel, Randy Schwimmer, Shai Vichness, Christopher Cox, Mathew Linett, and Kevin Meyer. The PEJC Investment Committee is currently comprised of Kenneth Kencel, Jason Strife, Derek Fricke, Anne Philpott, and Nicholas Lawler.
None of Churchill’s investment professionals receive any direct compensation from us in connection with the management of our portfolio. Certain members of the Investment Committee, through their financial interests in the Advisers, are entitled to a portion of the profits earned by the Advisers, which includes any fees payable to the Advisers under the terms of the Advisory Agreement and the CAM Sub-Advisory Agreement, less expenses incurred by the Advisers in performing its services under the Advisory Agreement and CAM Sub-Advisory Agreement.
Other Accounts Managed by Portfolio Managers
The portfolio managers primarily responsible for our day-to-day management also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2023: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.
Kenneth Kencel

Type of Account	Number of Accounts	Assets of Accounts ($ in million)(2)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions)
Registered investment companies	1	$527	0	$—
Other pooled investment vehicles:(1)	40	$16,798	23	$11,559
Other accounts	13	$23,374	7	$3,091
Jason Strife

Type of Account	Number of Accounts	Assets of Accounts ($ in millions)(2)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions}
Registered investment companies	0	$—	0	$—
Other pooled investment vehicles:(1)	15	$5,320	12	$4,666
Other accounts	3	$13,739	2	$1,007

Mathew Linett

Type of Account	Number of Accounts	Assets of Accounts ($ in millions)(2)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions)
Registered investment companies	1	$527	0	$—
Other pooled investment vehicles:(1)	26	$12,019	12	$7,422
Other accounts	11	$9,635	5	$2,085
Randy Schwimmer

Type of Account	Number of Accounts	Assets of Accounts ($ in millions)(2)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions)
Registered investment companies	1	$527	0	$—
Other pooled investment vehicles:(1)	26	$12,019	12	$7,422
Other accounts	11	$9,635	5	$2,085
__________________
(1)Includes investment companies that have elected to be regulated as business development companies under the 1940 Act.
(2)Total assets includes commitments to acquire limited partner interests in private funds that may not be fully funded as of the date set forth above.
Members of the Investment Committee Who Are Not Our Directors or Executive Officers
Randy Schwimmer, Senior Managing Director, Vice Chairman, Churchill
Senior Managing Director Durant D. (“Randy”) Schwimmer is Vice Chairman of Churchill. Mr. Schwimmer oversees the Investor Solutions Group focusing on managing and growing the firm’s relationships with leading global institutional investors, family offices and private wealth platforms. Previously, he served as Co-Head of Senior Lending, overseeing senior lending origination and capital markets for Churchill. He has broad experience in middle market finance and is widely credited with developing loan syndications for middle market companies. Mr. Schwimmer brings 30 years of experience in middle market finance to Churchill, having served as a Senior Managing Director and Head of Capital Markets & Indirect Origination at Churchill Financial. In those positions, he took responsibility for all loan capital markets activities and for managing the firm's indirect origination platform. Before then, Mr. Schwimmer worked as Managing Director and Head of Leveraged Finance Syndication for BNP Paribas. He spent 15 years at JP Morgan Chase in Corporate Banking and Loan Syndications, where he originated, structured, and syndicated leveraged loans. Mr. Schwimmer graduated from Trinity College with a cum laude B.A. He earned his M.A. from the University of Chicago.
Jason Strife, Senior Managing Director, Head of Junior Capital & Private Equity Solutions, Churchill
Senior Managing Director Jason Strife serves as Head of Private Equity & Junior Capital at Churchill. Jason Strife is responsible for sourcing, executing, portfolio construction and monitoring Churchill’s middle market private equity and junior capital investment efforts, including fund commitments, equity co-investments and junior debt investments. Prior to joining Nuveen, Mr. Strife was a Principal at Bison Capital, a Los Angeles-based private equity firm focused on structured Junior Capital Investments in lower middle market companies. Prior to Bison Capital, Mr. Strife was an investment professional at Weston Presidio, a Boston and San Francisco-based middle market private equity firm focused on growth capital and leveraged buyout investing. Prior to Weston Presidio, Mr. Strife worked in the Mergers and Acquisitions group of Wachovia Securities, executing primarily sell side transactions on behalf of private equity clients. Mr. Strife graduated with a Master’s degree in Accounting and a Bachelor’s degree in Analytical Finance from Wake Forest University.

Mathew Linett, Senior Managing Director, Head of Senior Lending, Churchill
Senior Managing Director Mathew Linett serves as Head of Senior Lending overseeing origination, capital markets, underwriting and portfolio management for Churchill’s Senior Loan Investment Team. He brings nearly 30 years of leveraged finance experience with a strong emphasis on the middle market. He has invested at all levels of the capital structure including senior secured loans, public and private mezzanine debt, as well as private equity co-investments. In addition, he has significant distressed debt experience both as an investor in the secondary market as well as through direct workouts of middle market loans. Previously, he was a Credit Portfolio Manager at Loeb King Capital and Havens Advisors, a Senior Vice President at Jefferies & Co., as well as a Vice President at Indosuez Capital – a middle market merchant banking and asset management business. Mr. Linett and Mr. Kencel worked closely together at Indosuez Capital.
Mr. Linett graduated cum laude from the University of Pennsylvania’s dual degree program with a B.S. in economics from the Wharton School and a B.A. (honors) in international relations from the College of Arts and Sciences.
Other Senior Investment Professionals:
Christopher Cox, Senior Managing Director, Chief Risk Officer, Churchill
Christopher Cox serves as Chief Risk Officer of Churchill. Previously, he was a principal of Carlyle Secured Lending, Inc., formerly known as TCG BDC, Inc. and Carlyle GMS Finance (Carlyle’s publicly traded BDC) and was a managing director and Chief Risk Officer for Churchill Financial, which he joined in 2006. In this role, he was responsible for overseeing the company’s risk management infrastructure, including all risk management process and policies. Prior to this, Mr. Cox was a senior vice president at GE Commercial Finance (a division of GE Capital) from 1997 to 2006, where he held various risk management roles within the corporate lending group, focusing on middle market transactions. Mr. Cox also worked at Gibbs & Cox, Inc. in New York, NY. Mr. Cox received his B.S. in civil engineering from Tufts University and his MBA from Fordham University.
Kelli Marti, Senior Managing Director, Head of CLO Management
Kelli Marti serves as Churchill’s Head of CLO Management and is responsible for the management and growth of Churchill’s middle market CLO platform, including day-to-day vehicle oversight, assisting in the sourcing of assets and trading strategy development, as well as participating in fundraising initiatives. Before joining Churchill, Ms. Marti spent eighteen years at Crestline Denali Capital, a CLO asset manager. Most recently, Ms. Marti served as Crestline Denali’s Managing Director and Chief Credit Officer where she was responsible for overseeing the firm’s entire credit function including new business underwriting and portfolio management. Ms. Marti also served on the firm’s Investment Committee. Prior to joining Crestline Denali, Ms. Marti was a Vice President at Heller Financial where she was responsible for underwriting and managing middle market loans. Prior to joining Heller, she was an Assistant Vice President at First Source Financial where she underwrote direct middle market transactions on behalf of the firm’s CLO portfolio. She began her career as an auditor at KPMG in Chicago.
Ms. Marti graduated magna cum laude with a B.S. in Accounting from the University of Notre Dame and received her MBA with high honors from the Kellogg School of Management at Northwestern University. Ms. Marti previously earned her CPA certification.
Kevin Meyer, Managing Director, Head of Origination, Churchill
Kevin Meyer serves as Churchill’s Head of Origination with over twelve years of experience in middle market leveraged finance. Previously, he was an Assistant Vice President and Underwriter at GE Capital, a financial services institution that is focused on making direct senior, middle market loans. Prior to GE Capital, Kevin worked in sports marketing and event management at FIFA. Kevin graduated from Fordham with a B.A. in finance and minor concentration in economics. He received his MBA with specializations in finance and international business from Fairfield University’s Dolan School of Business.

PEJC Investment Team Senior Investment Professionals
Derek Fricke, Managing Director, Junior Capital & Private Equity Solutions, Churchill
Derek Fricke serves as Managing Director on the Private Equity and Junior Capital team for Churchill, where he is actively involved in sourcing and executing investments in junior capital and equity co-investments, as well as investments in private equity funds. Mr. Fricke initially joined the team in 2013, when the group was operating as part of Churchill’s parent company, TIAA, and subsequently Nuveen. Prior to joining the organization, he spent several years as an investment team member at Chrysalis Ventures, a $400 million venture capital firm investing in early stage healthcare services, business services, and technology companies. Previously, Mr. Fricke was an active mezzanine capital and equity investor in middle-market media and technology companies as an investment team member at BIA Digital Partners. Mr. Fricke began his career in investment banking in Atlanta, GA with SunTrust Robinson Humphrey. Mr. Fricke is a graduate of the University of North Carolina at Chapel Hill, where he earned a B.S. degree in Business Administration from the Kenan-Flagler School of Business.
Anne Philpott, Managing Director, Junior Capital & Private Equity Solutions, Churchill
Anne Philpott is a Managing Director on the Private Equity and Junior Capital team for Churchill. Her responsibilities include origination and portfolio management activities for private equity funds, mezzanine capital and direct equity co-investments. Previously, Ms. Philpott was a Senior Director on the Private Equity and Junior Capital team at Nuveen. She joined TIAA in 2005 and began her career as an Associate in the Private Placements group. As part of the Private Placements group, she acted as a lead originator and portfolio manager for a variety of domestic and international high grade corporate debt investments. Ms. Philpott holds a B.S. in Economics from the University of Pennsylvania. She is a CFA charter holder and a member of the CFA Institute.
Nicholas Lawler, Managing Director, Head of Secondaries on the PEJC Investment Team at Churchill
Nicholas Lawler is a Managing Director on the PEJC Investment Team at Churchill. His responsibilities include oversight of origination, underwriting and portfolio management activities for secondary investments. Prior to joining Churchill in 2022, Mr. Lawler spent 10 years at 50 South Capital Advisors, LLC, the alternative investment arm of Northern Trust Corporation, where he was a Senior Vice President and helped build and lead the firm’s secondaries business. Mr. Lawler also served on 50 South Capital’s Diversity, Equity, and Inclusion Committee. Before joining 50 South Capital, he was a member of Northern Trust’s Global Opportunities in Leadership Development program on the Investments Track – Northern’s functional and management training program. Nick joined Northern Trust in 2008 and began his career in Wealth Management. Mr. Lawler holds a B.A. in political science and minor in history from Boston College, where he was a member of the men’s varsity golf team, competing in the Atlantic Coast Conference.
Nuveen Leveraged Finance Senior Investment Professionals
The Adviser and Churchill have engaged their affiliate, Nuveen Asset Management, acting through the Nuveen Leveraged Finance division, to manage certain of our liquid investments pursuant to the NAM Sub-Advisory Agreement.
The liquid investments that may be managed by Nuveen Leveraged Finance are primarily comprised of publicly traded broadly syndicated Senior Loans issued by U.S. issuers. Nuveen Leveraged Finance will underwrite investment opportunities through both bottom-up fundamental research and top-down macro analysis to identify attractive investments within the more liquid part of the broadly syndicated loan market. Nuveen Leveraged Finance will seek to achieve a high level of current income and total return, consistent with preservation of capital. Liquid investments may be comprised of debt obligations with various public credit ratings, although we expect such investments primarily to be comprised of obligations below investment grade quality.
Nuveen Leveraged Finance utilizes a team-based investment approach that seeks to attain superior risk-adjusted returns through a disciplined yet dynamic investment process focused on the liquid part of the broadly syndicated loan universe. Its investment team specializes in specific sectors and industries, evaluating the entire capital structure of companies while conducting a valuation-based analysis, with an emphasis on companies with strong cash flow characteristics and/or hard assets as collateral. Specific portfolio guidelines for liquid investments will be determined from time to time through a collaborative process between Churchill and Nuveen Leveraged Finance.
Scott Caraher, Head of Senior Loans, Nuveen Leveraged Finance
Scott Caraher is head of Senior Loans for Nuveen Leveraged Finance and is responsible for retail and institutional bank loan-focused portfolio management. When Mr. Caraher joined Nuveen affiliate Symphony Asset Management in 2002, he was a gaming and industrials analyst providing long and short credit ideas to the investment team up and down the capital structure. Mr. Caraher began trading loans for the platform in 2003 and in 2005 was named an associate portfolio manager on the firm’s loan strategies. He became the lead portfolio manager on the firm’s loan strategies in 2008. Prior to joining the firm, Mr. Caraher was an investment banking analyst in the industrial group at Deutsche Bank Alex Brown in New York. Mr. Caraher graduated with a B.S. in Finance from Georgetown University.
The table below shows the dollar range of shares of our common stock to be beneficially owned by our portfolio managers as of December 17, 2024 stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or Over $100,000:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company (1)(2)
Kenneth Kencel	Over $100,000
Jason Strife	Over $100,000
Mathew Linett	$50,001 - $100,000
Randy Schwimmer	$50,001 - $100,000
__________________
(1)Beneficial ownership determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)The dollar range of equity securities of the Company beneficially owned by directors of the Company, if applicable, is calculated by multiplying the NAV per share of the Company as of September 30, 2024, which was $18.15, times the number of shares beneficially owned.

DETERMINATION OF NET ASSET VALUE
Investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Company’s valuation policy considers the fact that no ready market may exist for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs.
Our Board designated the Adviser as our valuation designee (the “Valuation Designee”) pursuant to Rule 2a-5 under the 1940 Act to determine the fair value of our investments that do not have readily available market quotations, effective beginning in the fiscal quarter ended March 31, 2023. Pursuant to our valuation policy approved by our Board, a valuation committee comprised of employees of the Adviser (the “Valuation Committee”) is responsible for determining the fair value of our assets for which market quotations are not readily available, subject to the oversight of our Board.
With respect to investments for which market quotations are not readily available (Level 3), the Valuation Designee undertakes a multi-step valuation process each quarter, as follows:
•the quarterly valuation process will begin with each portfolio company or investment being initially valued either by the professionals of the applicable investment team or by an independent third-party valuation firm;
•an independent third-party valuation firm, engaged by, or on behalf of, the Company, will value certain portfolio companies and investments;
•to the extent an independent third-party valuation firm has not been engaged by, or on behalf of, the Company to value 100% of the portfolio then a third-party valuation firm engaged by, or on behalf of, the

Company will provide positive assurance on portions of the portfolio each quarter (such that each performing investment will be reviewed by a third-party valuation firm at least once on a rolling 12-month basis and each watch list investment will be reviewed each quarter), including a review of management’s preliminary valuation and conclusion on fair value;
•the Valuation Committee will then review and discuss the valuations with any input, where appropriate, from the independent valuation firms, and determine the fair value of each investment in our portfolio in good faith based on our valuation policy, subject to the oversight of our Board; and
•the Valuation Designee will provide our Board with the information relating to the fair value determination pursuant to our valuation policy in connection with each quarterly Board meeting and discuss with our Board its determination of the fair value of each investment in our portfolio in good faith.
The Valuation Designee makes this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Valuation Designee as part of the valuation of investments include credit ratings/risk, the portfolio company's current and projected earnings, current and expected leverage, ability to make interest and principal payments, the estimated remaining life of the investment, liquidity, compliance with applicable loan covenants, price to earnings (or other financial) ratios of the portfolio company and other comparable companies, current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and the credit markets that may affect the price at which similar investments would trade. The Valuation Designee may also base its valuation of an investment on recent investments and securities with similar structure and risk characteristics. Churchill obtains market data from its ongoing investment purchase efforts, in addition to monitoring transactions that have closed and are announced in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. As part of compiling market data as an indication of current market conditions, management may utilize third-party sources.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that ultimately might be realized upon a portfolio investment's sale. Due to the inherent uncertainty of valuation, the estimated fair value of an investment may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
Our Board is responsible for overseeing the Valuation Designee’s process for determining the fair value of the Company’s assets for which market quotations are not readily available, taking into account our valuation risks. To facilitate our Board’s oversight of the valuation process, the Valuation Designee will provide our Board with quarterly reports, annual reports, and prompt reporting of material matters affecting the Valuation Designee’s determination of fair value. As part of our Board’s oversight role, our Board may request and review additional information as may be necessary to be informed of the Valuation Committee’s process for determining the fair value of our investments.
Determinations in Connection with Offerings
In connection with each offering of our shares, to the extent we do not have shareholder approval to sell below NAV, the Valuation Designee will be required to make a good faith determination that we are not selling our shares at a price below the then current NAV of our shares at the time at which the sale is made, as required by Section 63 of the 1940 Act. The Valuation Designee will consider the following factors, among others, in making such determination:
•the NAV of our shares disclosed in the most recent periodic report we filed with the SEC;
•management’s assessment of whether any material change in the NAV of our shares has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV of our shares and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our shares; and

•the magnitude of the difference between (i) a value that the Valuation Designee has determined reflects the current (as of a time within 48 hours excluding Sundays and holidays) NAV of our shares, which is based upon the NAV of our shares disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect management’s assessment of any material change in the NAV of our shares since the date of the most recently disclosed NAV of our shares, and (ii) the offering price of our shares in the proposed offering.
Moreover, to the extent that there is a possibility that we may (i) issue share of common stock at a price per share below the then current NAV per share at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the NAV per share fluctuates by certain amounts in certain circumstances until the prospectus is amended, our Board will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the NAV per share of common stock within two days prior to any such sale to ensure that such sale will not be below our then current NAV per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the NAV per share to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We currently have adopted an “opt out” dividend reinvestment plan. As a result of the foregoing, if our Board authorizes, and we declare, a cash dividend or distribution, shareholders that do not “opt out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares rather than receiving cash.
If newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the total dollar amount of the cash dividend or distribution payable to a shareholder by the market price per share at the close of regular trading on the NYSE on the payment date of a distribution, or if no sale is reported for such day, the average of the reported bid and ask prices. However, if the market price per share on the payment date of a cash dividend or distribution exceeds the most recently computed NAV per share, we will issue shares at the greater of (i) the most recently computed NAV per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeded the most recently computed NAV per share). For example, if the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $24.00 per share, we will issue shares at $24.00 per share. If the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $27.00 per share, we will issue shares at $25.65 per share (95% of the current market price). If the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $26.00 per share, we will issue shares at $25.00 per share.
If shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the dollar amount of the cash dividend payable to such shareholder by the weighted average price per share for all shares purchased by the plan administrator in the open market in connection with the dividend.
No action will be required on the part of a registered shareholder to have his, her or its distribution paid in shares. A registered shareholder is able to elect to have their dividends and other distributions in cash by notifying us and Computershare, Inc. (the “Plan Administrator”) in writing so that such notice is received no later than ten calendar days prior to the record date for distributions to the shareholders.
There are no brokerage charges or other charges to shareholders who participate in the dividend reinvestment plan.
The dividend reinvestment plan is terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.
During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the dividend reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares of our common stock purchased during such quarter, and the per share purchase price for such shares. Annually, as required by the Code, we will include tax information for income earned on shares under the dividend reinvestment plan on a Form 1099-DIV that is mailed to shareholders. We reserve the right to amend, suspend or terminate the dividend reinvestment plan. Any distributions reinvested through the issuance of shares through our dividend reinvestment plan will increase our gross assets on which the base management fee and the incentive fee are determined and paid under the Advisory Agreement. Computershare, Inc. will act as the administrator of the dividend reinvestment plan.
For additional discussion regarding the tax implications of participation in the dividend reinvestment plan, see “Certain U.S. Federal Income Tax Considerations.”

DESCRIPTION OF SECURITIES
This prospectus contains a summary of the common stock, preferred stock, subscription rights, warrants and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus contains, and any applicable prospectus supplement or related free writing prospectus that we may authorize to be provided to you related to any security being offered will contain, the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK
The following is a brief description of the securities of the Company registered pursuant to Section 12 of the Exchange Act. As of the date hereof, our common stock is the only class of our securities registered under Section 12 of the Exchange Act. This description of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of Maryland General Corporation Law (the “MGCL”), and the full text of our charter and bylaws.
General
The authorized stock of the Company consists of 500,000,000 shares of stock, par value $0.01 per share (the “Shares”), all of which are initially designated as common stock. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under the MGCL, our shareholders generally are not personally liable for our debts or obligations.
Under our Articles of Amendment and Restatement (as amended or supplemented from time to time, the “Charter”), our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining shareholder approval. As permitted by the MGCL, our Charter provides that the Board,     without any action by our shareholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The following are our outstanding classes of securities as of December 17, 2024:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amount Under Column 3
Common Stock	500,000,000	—	53,809,552,000
Common Stock
All Shares have equal rights as to earnings, assets, voting, and dividends and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to our shareholders if, as and when authorized by our Board and declared by us out of assets legally available therefor. Our Shares have no preemptive, conversion or redemption rights and may not be transferred without the consent of the Adviser, and may not be transferred if restricted by federal and state securities laws or otherwise by contract. In the event of our liquidation, dissolution or winding up, each Share would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each Share is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Shares will possess exclusive voting power.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our Charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Charter also permits us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The MGCL and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered terms currently expiring in 2025, 2026 and 2027. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their respective successors are duly elected and qualify, and each year one class of directors will be elected by the shareholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Election of Directors
Our Bylaws, as authorized by our Charter, provide that the affirmative vote of the holders of a plurality of all votes cast at a meeting of shareholders duly called, and at which a quorum is present, will be required to elect a director. Pursuant to our Charter, our Board may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our Charter provides that the number of directors will be set only by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than one nor more than nine. Our Charter provides that, at such time as we have at least three independent directors and our Shares are registered under the Exchange Act, as amended, we will elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our Charter provides that a director may be removed only for cause, as defined in the Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Shareholders
Under the MGCL, shareholder action can be taken only at an annual or special meeting of shareholders or (unless the charter provides for shareholder action by less than unanimous written consent, which our Charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal indefinitely.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
Our Bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board or (3) by a shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the Board has determined that directors will be elected at the meeting, by a shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.
The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Bylaws do not give our Board any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Calling of Special Meetings of Shareholders
Our Bylaws provide that special meetings of shareholders may be called by our Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Company upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of charter amendments and extraordinary transactions by the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the shareholders entitled to cast at least 75% of the votes entitled to be cast on such matter (provided, however, that in connection with subscribing to purchase Shares prior to any listing of our Shares on a national securities exchange (an “Exchange Listing”), each shareholder will grant an irrevocable proxy to our Board to vote their Shares in favor of liquidating or dissolving the Company if the Company does not effectuate an Exchange Listing within 5 years of the initial closing of the Company’s private offering, subject to up to two 1-year extensions in the discretion of the Board). However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our Charter as (1) our current directors, (2) those directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our Charter and Bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act (as defined and discussed below), as permitted by the MGCL, our Charter provides that shareholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or

•a majority or more of all voting power.
The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our Bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests to do so.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.
A person is not an interested shareholder under this statute if the Board approved in advance the transaction by which the shareholder otherwise would have become an interested shareholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested shareholder becomes an interested shareholder. We expect our Board to adopt a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not “interested persons” as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the Securities and Exchange Commission staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our Charter and Bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, the Charter or Bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine will be a federal or state court located in the state of Maryland, provided that to the extent the appropriate court located in the state of Maryland determines that it does not have jurisdiction over such action, then the sole and exclusive forum will be any federal or state court located in the state of Maryland. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid.
Transfer and Resale Restrictions
Shares of the Company may not be directly or indirectly sold, transferred, assigned, pledged, hypothecated or otherwise disposed of without the prior written consent of the Adviser, which consent may be given or withheld in the sole discretion of the Adviser. Any costs associated with a transfer by a shareholder may be borne by such shareholder.
Furthermore, following any Exchange Listing, our shareholders will be subject to lock-up restrictions pursuant to which they will be prohibited from selling Shares for a certain period after the date of the Exchange listing. The specific terms of this restriction and any other limitations on the sale of our Shares in connection with or following an Exchange Listing will be agreed in advance between our Board and our Adviser, acting on behalf of our investors, and the underwriters of the Exchange Listing or other similar institutions, acting on our behalf, in connection with a listing.

DESCRIPTION OF PREFERRED STOCK
In addition to shares of common stock, our Charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without shareholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock. If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement accompanying each preferred share offering.
The 1940 Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 66.7% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.
For any series of preferred stock that we may issue, our Board will determine and the amendment to the Charter and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete certificate of designation that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS
General
We may issue subscription rights to our shareholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each shareholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise Of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any warrants offering.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such shares of common stock, preferred stock or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock;
•if applicable, the date on and after which such warrants and the related shares of common stock will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25.0% of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you relating to that particular series of debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
This section includes a description of the material provisions that will be included in the indenture. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture that will govern our debt securities because it, and not this description, will define your rights as a holder of debt securities. We have filed the form of base indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” in this prospectus for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including among other things:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default (as defined in “Events of Default” below);
•whether the series of debt securities is issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interest;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150.0% after each issuance of debt (which means we can borrow $2 for every $1 of our equity), but giving effect to any exemptive relief granted to us by the SEC. For a discussion of risks involved with incurring additional leverage, see “Item 1A — Risk Factors — Risks Related to Our Operations and Investments — Our asset coverage requirement was reduced from 200% to 150%, which could increase the risk of investing in the Company” in our most recent Annual Report on Form 10-K. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture will provide that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture will not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture will also provide that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture will not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security will be registered will be recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain certificates for his, her or its interest in the debt securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;
•an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York, as applicable, and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within five business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);
•we voluntarily file for bankruptcy or consent to the commencement of certain other events of bankruptcy, insolvency or reorganization;
•a court of competent jurisdiction enters an order or decree under bankruptcy law that is for relief against us in an involuntary case or proceeding, adjudges us bankrupt or insolvent or orders the winding up or liquidation of us and the continuance of any such decree or order remains undischarged or unstayed for a period of 90 days;
•the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable by a notice in writing to us (and to the trustee if given by such holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee will not be required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:
•in the payment of principal, any premium or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Merger or Consolidation
Under the terms of the indenture, we will generally be permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
•the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•we must deliver certain certificates and documents to the trustee; and

•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we will be able to make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as will be permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities that will be issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and
•for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any of our affiliates, or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we will be able to make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieve covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if such covenant defeasance had not occurred;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain or there has been published an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or we obtain or there has been published an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if such defeasance had not occurred. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form;
•without interest coupons; and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons will be acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent that the indenture will provide in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness will be defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any existing and future secured indebtedness, including any credit facilities or secured indenture securities, that we incur to the extent of the value of the assets securing such secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles or similar facilities.
In the event of bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
U.S. Bank Trust Company, National Association will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Procedures
The Depository Trust Company (“DTC”) will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”), deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly- owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The

DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (the “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consent or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and an investment in shares of our common stock. The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, which we refer to as the “Treasury regulations”, the legislative history of the Code, current administrative interpretations and practices of the IRS (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The U.S. federal income tax laws addressed in this summary are highly technical and complex, and certain aspects of their application to us are not completely clear. In addition, certain U.S. federal income tax consequences described in this summary depend upon certain factual matters, including (without limitation) the value and tax basis ascribed to our assets and the manner in which we operate, and certain complicated tax accounting calculations. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our shareholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of shareholders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, certain former citizens or long-term residents of the United States, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that shareholders hold our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
A “U.S. stockholder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•A citizen or resident of the United States;
•A corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•A trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. stockholder” is a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each of its partners generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A shareholder that is a partnership holding shares of our common stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to each shareholder of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.
Our Election to be Taxed as a RIC
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our shareholders as dividends.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we must distribute to our shareholders, for each taxable year, at least 90.0% of our “investment company taxable income”, which generally is our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation as a RIC
If we:
•qualify as a RIC; and
•satisfy the Annual Distribution Requirement,
then we will not be subject to U.S. federal income tax on the portion of our income that is timely distributed (or is deemed to be timely distributed) to our shareholders. We will be subject to U.S. federal income tax imposed at corporate rates on any income that we do not timely distribute to our shareholders.
In addition, we will be subject to a 4.0% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98.0% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income and net capital gains that we recognized in preceding years, but were not distributed in such years and on which we did not pay U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to make distributions to our shareholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90.0% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships”, or other income derived with respect to our business of investing in such stock or securities (the “90.0% Income Test”); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50.0% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10.0% of the outstanding voting securities of the issuer; and
•no more than 25.0% of the value of our assets is invested in (1) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (2) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses, or (3) the securities of certain “qualified publicly traded partnerships” (the “Diversification Tests”).
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its shareholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for U.S. federal income tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders even if such income is greater than the aggregate net income we actually earned during those years. In such event, we may liquidate certain investments, if necessary. We may recognize gains or losses from such liquidations. In the event that we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.
For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discounts or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.
Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to U.S. federal income tax (and any applicable state and local taxes).
Because we intend to use debt financing, we may be prevented by financial covenants contained in our debt financing agreements from making distributions to our shareholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Limits on distributions to our shareholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or subject us to the 4.0% U.S. federal excise tax.
Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our shareholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Failure of NCDL to Qualify as a RIC
If we fail to satisfy the 90.0% Income Test or the Diversification Tests for any taxable year or quarter of such taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which may, among other things, require us to pay certain U.S. federal income taxes at corporate rates or to dispose of certain assets). If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income imposed at regular corporate rates, regardless of whether we make any distributions to our shareholders. In such case, distributions would not be required. However, if distributions are made, any such distributions would be taxable to our shareholders as ordinary dividend income to the extent of our current or accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, non-corporate shareholders generally would be able to treat such dividends as qualified dividends, which are subject to reduced rates of U.S. federal income tax, and corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.
Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay U.S. federal income tax at corporate rates on such built-in gain at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.
Investments — General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gains without receipt of a corresponding distribution of cash, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90.0% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that any adverse effects of these provisions will be mitigated.
Passive Foreign Investment Companies
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on any “excess distribution” received on, or any gain from the disposition of, such shares. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. This additional tax and interest may apply even if we make a distribution as a taxable dividend by us to our shareholders in an amount equal to (1) any “excess distribution,” or (2) gain from the disposition of such shares. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark to market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize income in excess of distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the

Annual Distribution Requirement and will be taken into account for purposes of the 4.0% U.S. federal excise tax. See “— Taxation of NCDL as a RIC” above.
Foreign Currency Transactions
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Taxation of U.S. Stockholders
The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “— Taxation of Non-U.S. stockholders” below.
Distributions
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent that such distributions paid by us to non-corporate shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for reduced rates of tax. In this regard, it is anticipated that distributions paid by NCDL will generally not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates of tax applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” in written statements furnished to its shareholders will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20.0% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such shareholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution”. In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and (iii) the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to its shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution”.
A “publicly offered RIC” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We expect to qualify as a publicly offered RIC.

If we qualify as a publicly offered RIC, we may distribute taxable dividends that are payable in part in our common stock. In accordance with certain applicable Treasury regulations and published guidance issued by the Internal Revenue Service, a publicly offered RIC may treat a distribution of its own stock as fulfilling the RIC distribution requirements if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20.0% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such shareholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Taxable shareholders receiving such dividends will be required to include the amount of the dividends as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. In addition, if a significant number of our shareholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made, and we will be subject the 4% excise tax on such amounts. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
We or the applicable withholding agent will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are Qualifying Dividends). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
Dividend Reinvestment Plan
Under the dividend reinvestment plan, if a U.S. stockholder owns shares of our common stock registered in the U.S. stockholder’s own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. stockholder opts out of the dividend reinvestment plan by delivering a written, phone or internet notice to the plan administrator at least three days prior to the payment date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Dispositions
A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
In general, non-corporate U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20.0% on their recognized net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with a modified adjusted gross incomes in excess of $200,000 (other thresholds apply depending on the individual stockholder’s filing status) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income”, which generally includes net income from interest, dividends, annuities, royalties and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at a 21.0% rate also applied to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Tax Shelter Reporting Regulations
Under applicable Treasury Regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2.0 million or more for a non-corporate U.S. stockholder or $10.0 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding
We may be required to withhold U.S. federal income tax (“backup withholding”) from any distribution to a U.S. stockholder (other than a corporation, a financial institution, or a shareholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Stockholders
The following discussion applies only to Non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.
Distributions; Dispositions
Subject to the backup withholding and FATCA (defined below) discussions below, distributions of our “investment company taxable income” to Non-U.S. stockholders generally will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. No withholding will be required with respect to certain distributions to Non-U.S. stockholders if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us.
If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by the Non-U.S. stockholder in the United States), we will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Subject to the discussion in “— Foreign Account Tax Compliance Act” below, actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States), or (ii) such non-U.S. stockholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30.0% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. stockholder.
Dividend Reinvestment Plan
Under our dividend reinvestment plan, if a Non-U.S. stockholder owns shares of our common stock registered in the Non-U.S. stockholder’s own name, the Non-U.S. stockholder will have all cash distributions automatically reinvested in additional shares of our common stock unless it opts out of the dividend reinvestment plan by delivering notice to the plan administrator prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gain dividend or interest-related dividend, if applicable, and is not effectively connected with a U.S. trade or business of the Non-U.S. stockholder (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States), the full amount of the distribution generally will be reinvested in our common stock and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.
Backup Withholding and Information Reporting
We must generally report to our Non-U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. stockholder is a resident for tax purposes. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. stockholder, provided the Non-U.S. stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. stockholder’s U.S. federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and foreign tax consequences, of an investment in shares of our common stock.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which they hold their shares, Non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.

Certain State, Local and Foreign Tax Matters
We and our shareholders may be subject to state, local or foreign taxation in various jurisdictions in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. In particular, our investments in foreign securities may be subject to foreign withholding taxes. The imposition of any such foreign, state, local or other taxes would reduce cash available for distribution to our shareholders, and our shareholders would not be entitled to claim a credit or deduction with respect to such taxes. Prospective investors should consult with their own tax advisers regarding the application and effect of state, local and foreign income and other tax laws on an investment in shares of our common stock.

REGULATION
For more information on regulation please see the section entitled “Regulation as a Business Development Company” in “Item 1 – Business” of our most recent Annual Report on Form 10-K, which is incorporated herein by reference. See “Available Information” below for more information regarding where you can obtain a copy of our codes of ethics and the Proxy Voting Policies and Procedures of our Investment Adviser.
Fundamental Investment Policies
Neither our investment objective nor our investment policies are identified as fundamental. Accordingly, our investment objective and policies may be changed by us without the approval of our shareholders.
NYSE Corporate Governance Regulations
The NYSE has adopted corporate governance regulations with which listed companies must comply with. We intend to be in compliance with such corporate governance listing standards applicable to BDCs. We intend to monitor our compliance with all such listing standards and any future listing standards and to take all necessary actions to ensure that we are in compliance therewith. If we were to be delisted by NYSE, the liquidity of our common stock would be materially impaired.

PLAN OF DISTRIBUTION
We may offer, from time to time, our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the shares offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority of our common shareholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common shareholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 8.0% of the gross proceeds of the sale of shares offered pursuant to this prospectus and any applicable prospectus supplement.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE under the symbol “NCDL”. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

SAFEKEEPING AGENT, CUSTODIAN, TRANSFER AGENT, DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities and loan documents are held by U.S. Bank pursuant to a custody agreement. The principal business address of U.S. Bank is West Side Flats St. Paul, 60 Livingston Ave., Saint Paul, Minnesota 55107. Computershare, Inc. serves as our transfer agent, distribution paying agent and registrar. The principal business of Computershare, Inc. is 150 Royall Street, Canton, Massachusetts 02021.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, Nuveen Asset Management is responsible for managing certain of our liquid investments pursuant to the NAM Sub-Advisory Agreement and therefore is primarily responsible for the execution of any publicly traded securities and the allocation of brokerage commissions. Nuveen Asset Management does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Nuveen Asset Management generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, Nuveen Asset Management may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Churchill determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, New York, 10017.
AVAILABLE INFORMATION
This prospectus is part of a registration statement on Form N-2 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information will also be available free of charge by contacting us at 375 Park Avenue, 9th Floor, New York, New York 10152, by telephone at (212) 478-9200, or on our website at www.ncdl.com. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 9, 2024;
•our Quarterly Report on Form 10-Q for the six months ended June 30, 2024, filed with the SEC on August 7, 2024;
•our Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on November 7, 2024;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 11, 2024, January 30, 2024, February 15, 2024, February 23, 2024, March 11, 2024, March 20, 2024, April 15, 2024, June 3, 2024, September 3, 2024, and October 8, 2024;
•our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2024 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023); and
•the description of our common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.
To obtain copies of these filings, see “Available Information” in this prospectus, or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
Nuveen Churchill Direct Lending Corp.
375 Park Avenue, 9th Floor
New York, NY 10152
(212) 478-9200
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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Nuveen Churchill Direct Lending Corp.
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PROSPECTUS SUPPLEMENT

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